UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GLOBE LIFE INC.
(Name of Registrant as specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 17, 2022

To the Shareholders of
GLOBE LIFE INC. (the Company):

Globe Life Inc.'s 2022 Annual Meeting of Shareholders (Annual Meeting) will be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time, on Thursday, April 28, 2022. The Annual Meeting will be conducted using Robert’s Rules of Order and Globe Life Inc.'s Shareholders' Rights Policy. This policy is posted on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading, or you may obtain a printed copy by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The accompanying Notice and Proxy Statement discuss proposals which will be submitted to a shareholder vote. If you have any questions or comments about the matters discussed in the Proxy Statement or about the operations of the Company, we will be pleased to hear from you.

It is important that your shares be voted at the Annual Meeting. Please mark, sign, and return your proxy or vote over the telephone or via the Internet. If you attend the Annual Meeting, you may withdraw your proxy and vote your stock in person if you desire to do so.

We hope that you will take this opportunity to meet with us to discuss the results of operations of the Company during 2021.

Sincerely,

Gary L. Coleman Co-Chairman and Chief Executive Officer

Larry M. Hutchison Co-Chairman and Chief Executive Officer

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

DATE:	Thursday, April 28, 2022
TIME:	10 a.m. Central Daylight Time
LOCATION:	Globe Life Inc.
3700 South Stonebridge Drive
McKinney, Texas 75070

Directions to attend the Annual Meeting where you may vote in person can be found on our Company's website at https://investors.globelifeinsurance.com under the Calls & Meetings heading.
Shareholders will be asked to vote on the following items of business:

VOTING MATTERS		Board Recommendation	Page

☑	Election of Directors	FOR	5
☑	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	11
☑	Advisory Vote to Approve Executive Compensation	FOR	11-12

Shareholders will also be asked to consider and act upon any other business that properly comes before the meeting.
Record Date
The close of business on Thursday, March 3, 2022 is the record date for determining shareholders who are entitled to notice of and to vote at the Annual Meeting.
How to Vote
You are requested to mark, date, sign and return the enclosed form of proxy in the accompanying envelope, whether or not you expect to attend the Annual Meeting in person. You may also choose to vote your shares by internet or telephone. You may revoke your proxy at any time before it is voted at the meeting.

The Annual Meeting will be conducted in accordance with Robert’s Rules of Order and our Shareholders' Rights Policy. The meeting may be adjourned from time to time without further notice other than by an announcement at the meeting or at any adjournment. Any business described in this notice may be transacted at any adjourned meeting.

By Order of the Board of Directors

Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary
McKinney, Texas
March 17, 2022

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 28, 2022: The Company’s Proxy Statement and 2021 Annual Report are available at: https://investors.globelifeinsurance.com/annual-reports.

Note: The Company cautions you that this Proxy Statement may contain forward-looking statements within the meaning of the federal securities law. These prospective statements reflect management's current expectations, but are not guarantees of future performance. Accordingly, please refer to the Company's cautionary statement regarding forward-looking statements and the business environment in which the Company operates, contained in the Company's Form 10-K for the period ended December 31, 2021, found on file with the Securities and Exchange Commission. The Company specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments, or otherwise.

PROXY STATEMENT SUMMARY
AND COMPANY HIGHLIGHTS
Performance Highlights
Globe Life Inc. (the "Company") experienced another strong year in 2021, despite the ongoing effects of COVID-19. While we saw life underwriting margins decrease from the prior year, primarily from higher incurred claims due to COVID-19, we had strong premium growth as we continued to see sales growth and improved persistency, both of which further illustrate the value of our insurance products to consumers. The health business saw higher premiums and improved claims experience during the year. Going into 2022, the Company is well positioned to create sustainable growth and build shareholder value for years to come. The charts below highlight what we consider to be the most important metrics we use to evaluate our business. Refer to Appendix A—Non-GAAP Reconciliations for definitions of non-GAAP measures.

2021 Performance Highlights

($ in millions)

$745	$707	12.3%
Net Income	Net Operating Income	Net Operating Income as a ROE*
22%	**25%**	**7.5%**
Life Underwriting Margin	Health Underwriting Margin	Total Premium Increase

2021 Shareholder Value Creation

$455 million returned to shareholders through 4.8 million shares repurchased

$80 million in shareholder dividends

Book Value Per Share Increase*: 10.1%**

*Excluding net unrealized gains or losses on fixed maturities **Comparison to prior year

    1                 GL 2022 Proxy Statement

Net Income Per Share

Compound Annual Growth Rate:
10-Year: 9.1%, 5-Year: 10.0%

$3.02
$3.79
$4.16
$12.22[1]
$6.83
$7.22
2011
2013
2015
2017
2019
2021

[1]In 2017, tax legislation revised the corporate income tax rate from 35% to 21% effective Jan. 1, 2018, among other modifications

Net Operating Income Per Share

Compound Annual Growth Rate:
10-Year: 9.0%, 5-Year: 8.8%

$2.91
$3.65
$4.13
$4.82[1]
$6.75
$6.86
2011
2013
2015
2017
2019
2021

[1]In 2017, tax legislation revised the corporate income tax rate from 35% to 21% effective Jan. 1, 2018, among other modifications

Net Income as Return on Equity

13.5%
13.2%
11.9%
28.2%[1]
11.6%
8.8%
2011
2013
2015
2017
2019
2021

[1]In 2017, tax legislation revised the corporate income tax rate from 35% to 21% effective Jan. 1, 2018, among other modifications

Net Operating Income as Return on Equity

(Excluding Net Unrealized Gains or Losses on Fixed Maturities)

14.7%
15.5%
14.5%
14.3%
14.5%
12.3%
2011
2013
2015
2017
2019
2021

Underwriting Income

($ in millions)
Compound Annual Growth Rate:
10-Year: 3.5%, 5-Year: 2.2%

$474
$572
$595
$625
$718
$666
2011
2013
2015
2017
2019
2021

    2                 GL 2022 Proxy Statement

Executive Compensation Highlights

Our executive compensation programs are designed to motivate the achievement of our business goals in a manner that is consistent with the long-term risks inherent in our business. They reward the sustained annual performance that produces shareholder wealth over the long term. Specific highlights include:

Pay for Performance	•	Consistent with our business horizon, executive compensation is long-term in its focus, with a strong emphasis on share accumulation
	•	Equity awards are made as a consistent percentage of market capitalization to provide maximum alignment with shareholders
	•	Realizable pay, the truest test of executive value received, is well-aligned with the Company's total shareholder return (TSR)

Equity Plan Features	•	No single trigger change of control vesting
	•	No discounted stock options or stock appreciation rights (SARs)
	•	Prohibition on stock option and SAR repricing
	•	No tax gross-ups
	•	No liberal share recycling on stock options and SARs
	•	Awards subject to both minimum vesting requirements and the Company’s clawback policy
	•	Fungible share count discourages granting restricted stock

Compensation Governance	•	The Board’s independent Compensation Committee oversees the compensation program
	•	The Compensation Committee retains an independent compensation consultant that reports only to that committee
	•	Maximum payout caps for annual incentive compensation; limited to 150% of each named executive officer’s (NEOs) target opportunity
	•	No dividend equivalents on performance share units
	•	Robust stock ownership guidelines for executive officers and directors
	•	Clawback policy applicable to current and former executive officers in the event of financial statement restatement
	•	NEOs (including the Co-CEOs) do not have employment contracts or severance agreements

Shareholder Support	•	In 2021, we received strong support for our executive compensation programs, with 93% of votes cast approving our advisory say-on-pay resolution
	•	Over the last five years, our say-on-pay voting results have averaged a 94% approval rate
The compensation recommendations and decisions for 2021 of our management, the Compensation Committee (with the aid of its independent compensation consultant, Board Advisory, Inc.) and the independent members of the Board are summarized in the Executive Summary of the Compensation Discussion and Analysis section of this Proxy Statement.

    3                 GL 2022 Proxy Statement

Governance Highlights

Corporate governance remained a focus of our Board and Company management in 2021 and will continue to be a focus in 2022. Our corporate governance practices are overseen by our Co-Chairmen and Chief Executive Officers, independent Lead Director and the Governance and Nominating Committee. Cornerstones of our corporate governance framework include:

Independent Board Oversight	•	Strong independent Lead Director
	•	100% independent Board committees
	•	Regular executive sessions of the independent members of the Board
	•	11 of 13 Board members are independent

Good Corporate Governance Practices	•	Annual Board and committee evaluations, including periodic individual Director evaluations
	•	Policies prohibiting hedging and providing for clawbacks
	•	Appropriate mix of diversity and tenure on Board (2 new Board members added in 2021)
	•	Director and executive stock ownership requirements
	•	Director Retirement Age and Tenure Policy

Shareholders' Rights	•	Shareholders' Rights Policy
	•	Proxy access
	•	No supermajority voting provisions
	•	Annual election of Directors
	•	Majority voting standard for uncontested Director elections

People and Culture	•	Succession planning and leadership development for the Board, Board leadership, executive officers and senior management positions
	•	Oversight of programs, policies and initiatives to foster an engaged, stable and diverse workforce
	•	Work environment based on accountability and standards of integrity and ethical business conduct
	•	Oversight of corporate culture that aligns with the Company's long-term goals and objectives

Focus on Sustainability	•	Oversight of sustainability by the Board, as well as its three standing committees—Audit Committee, Compensation Committee, and Governance and Nominating Committee—who assist the Board by monitoring ESG-related issues that fall within their respective areas of expertise
	•	Senior management level ESG Committee responsible for setting the Company's sustainability agenda, pursuant to a charter adopted by the Board of Directors
	•	Business practices designed to further good corporate citizenship and reflect sound fiscal management
	•	Published ESG Report
Additional information can be found in the Corporate Governance section of this Proxy Statement.
Board Composition Highlights*

85% are independent	38% have gender diversity

Average Age of 65.2	15% have racial/ethnic diversity

*As of December 31, 2021.

    4                 GL 2022 Proxy Statement

Voting Matters

At Globe Life Inc.'s 2022 Annual Meeting of Shareholders, you are being asked to:

Elect Directors
Twelve of our current directors are standing for re-election to a one-year term based upon a majority voting standard: Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, Mark A. Blinn, James P. Brannen, Jane Buchan, Gary L. Coleman, Larry M. Hutchison, Robert W. Ingram, Steven P. Johnson, Darren M. Rebelez and Mary E. Thigpen.

Information about the director nominees’ qualifications and tenure on the Board is located in the sections of this Proxy Statement entitled Director Nominee Profiles and Director Nominee Skills and Qualifications.

Approve Auditors	Deloitte and Touche LLP, who have served as Globe Life Inc.'s registered independent public accountants since 1999, are proposed to be ratified to continue in that role for 2022.

Advise on Executive Compensation
You are being asked to approve, on a non-binding advisory basis, the executive compensation of our named executive officers as disclosed in the various compensation tables and accompanying narrative compensation disclosures found in the Compensation Discussion and Analysis section of this Proxy Statement.

PROPOSAL NUMBER 1
 Election of Directors

The Board of Directors proposes the election of Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, Mark A. Blinn, James P. Brannen, Jane Buchan, Gary L. Coleman, Larry M. Hutchison, Robert W. Ingram, Steven P. Johnson, Darren M. Rebelez and Mary E. Thigpen as directors, each to hold office for a one-year term, expiring at the close of the Annual Meeting of Shareholders to be held in 2023 and until his or her successor is elected and qualified. Upon their re-nomination as directors, all directors tendered an irrevocable contingent resignation letter pursuant to the Company’s Director Resignation Policy. Charles E. Adair will retire from the Board, with 19 years of Board service, at the Annual Meeting of Shareholders on April 28, 2022.
The Company’s By-laws provide that there will be not less than seven nor more than 15 directors with the exact number to be fixed by the Board. Effective November 3, 2021, the number of directors was set at 13 persons. Effective February 23, 2022, the Board determined to reduce the number of directors from 13 to 12 persons upon the retirement of Charles E. Adair, as discussed above.
If any of the nominees becomes unavailable for election, the directors’ proxies will vote for the election of any other person recommended by the Board unless the Board reduces the number of directors.

Proposal	The Board Recommends that shareholders vote “FOR” the proposal.
1
    5                 GL 2022 Proxy Statement

Director Nominee Profiles

Linda L. Addison

	Independent Director	Chair, Compensation Committee

Principal occupation: Of Counsel, Norton Rose Fulbright US LLP, since January 2017.
She is also an independent director of KPMG LLP, the U.S. audit, tax, and advisory firm, and a director of Good Works II Acquisition Corp. Ms. Addison serves on the non-profit boards of Catalyst and the M.D. Anderson Center Board of Visitors and is a Trustee of the University of Texas Law School Foundation.
Ms. Addison received a B.A. from the University of Texas at Austin and a J.D. from the University of Texas School of Law. She earned the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University's Software Engineering Institute, and is an NACD Board Leadership Fellow.
As a global business leader and chief executive with more than three decades of practical experience, including as former Managing Partner and Chair of the Management Committee of Norton Rose Fulbright US LLP, Ms. Addison brings a broad array of management skills and operational experience to the Board, including expertise in corporate governance, cybersecurity oversight, strategic planning, enterprise risk management, regulatory/compliance, compensation, mergers and acquisitions, and human capital management.

Director since Feb. 2018
Age 70

Marilyn A. Alexander

	Independent Director	Chair, Governance and Nominating Committee

Principal occupation: Self-employed management consultant since November 2003 and Principal in Alexander & Friedman, LLC, Laguna Beach, California, a management consultancy practice focusing on business planning, brand strategy and development, communications, process and organizational issues, since January 2006.
Ms. Alexander is also a director of McCarthy Holdings, Inc. She formerly served as a director of DCT Industrial Trust, Inc. (2011-2018) and of Tutor Perini Corporation (2008-2016). Additionally, she is a member of the Board of Trustees, Chapman University, Orange, California.
She has an A.B. in Philosophy from Georgetown University and an M.B.A. from the Wharton Graduate School of the University of Pennsylvania and holds a CPA license in the Commonwealth of Virginia.
Ms. Alexander contributes to the Board from her extensive expertise in finance, marketing and strategic planning based upon more than 35 years of experience at top corporations including Disneyland Resort, where she was Senior Vice President and Chief Financial Officer, Walt Disney World Resort, Marriott Corporation and Towers Perrin, as well as her own consultancy practice.

Director since Feb. 2013
Age 70

Cheryl D. Alston

	Independent Director	Member, Audit Committee

Principal occupation: Executive Director and Chief Investment Officer of the Employees' Retirement Fund of the City of Dallas, Texas (ERF), a $4 billion pension plan for the City's civilian employees, since October 2004.
Ms. Alston also serves on the Board of CHRISTUS Health and Blue Cross Blue Shield of Kansas City. She formerly served as a director of the Federal Home Loan Bank of Dallas (2017-2021).
She holds a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the Leonard N. Stern School of Business at New York University.
With a career spanning more than 20 years in the financial services industry, including positions at ERF, Cigna Corporation and Chase Global Securities, Ms. Alston brings to the Board significant experience in the areas of strategic planning, investment management, asset allocation, corporate governance, finance and budget administration.

Director since Feb. 2018
Age 56

Mark A. Blinn

	Independent Director	Member, Audit Committee

Principal occupation: Retired executive (formerly President and Chief Executive Officer, Flowserve Corporation, Irving, Texas, a manufacturer of fluid motion and control products and services, 2009–2017).
He serves on the Boards of Texas Instruments Incorporated, Emerson Electric Co., and Leggett & Platt, Incorporated. He is an Executive Board Member of the Southern Methodist University (SMU) Cox Executive Board.
Mr. Blinn holds a B.S., M.B.A. and J.D. from Southern Methodist University, as well as a charter financial analyst (CFA) designation.
As President and Chief Executive Officer, and formerly Chief Financial Officer, of Flowserve Corporation and through his senior leadership roles at FedEx Kinko’s Office and Print Services, Inc. and Centex Corporation, Mr. Blinn developed a well-rounded set of business skills and knowledge that significantly benefits the Board, including extensive expertise in business operations, organizational design, accounting/finance and experience running a large complex international organization. He also possesses a thorough understanding of legal and governance matters through his time spent as a practicing attorney.

Director since Nov. 2021
Age 60

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James P. Brannen

	Independent Director	Member, Compensation Committee

Principal Occupation: Retired executive (Formerly Chief Executive Officer of FBL Financial Group Inc., West Des Moines, Iowa, then a public financial services company, August 2012-December 2019).
He also serves on the Boards of First Interstate BancSystem and Amerisure Mutual Insurance Company. He formerly served as a director for Great Western Bancorp, Inc. (2015-2022), FBL Financial Group Inc. (2012-2019), the Greater Des Moines Partnership (2012-2019), and the Property Casualty Insurers Association of America (2012-2019).
Mr. Brannen holds a B.B.A. in Accounting from the University of Iowa and is a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants.
With nearly thirty years of relevant experience in the insurance and financial services industry, and having held a variety of C-suite positions during his distinguished career, Mr. Brannen brings to the Board extensive expertise in finance and executive management.

Director since Nov. 2021
Age 59

Jane Buchan

	Independent Director	Member, Compensation Committee

Principal Occupation: Chief Executive Officer of Martlet Asset Management LLC, Newport Beach, California, since August 2018 (Formerly CEO of Pacific Alternative Asset Management Company, LLC, Irvine, California, a fund of hedge funds focused on institutional investors, March 2000 - July 2018; Co-CEO of PAAMCO Prisma Holdings, LLC June 2017 - July 2018).
Ms. Buchan is also a director of AGF Management Limited and Immix Biopharma, Inc. She formerly served as Chairwoman and Director of Chartered Alternative Investment Association (CAIA) (2009-2018). She is a Trustee of Reed College, Portland, Oregon and the University of California Irvine Foundation.
She has a B.A. in Economics from Yale University and an M.A. and Ph.D. in Business Economics/Finance from Harvard University.
Ms. Buchan's 30+ year career as an investment professional, including her experience as CEO of Pacific Alternative Asset Management and as Co-CEO of PAAMCO Prisma Holdings, LLC (which grew to $32 billion under management placing it third globally in the league tables at the time of her retirement), her time in the Capital Markets Group of J.P. Morgan Investment Management, and as an Assistant Professor of Finance at the Amos Tuck School of Business at Dartmouth College provides the Board with a broad range of investment management skills.

Director since Oct. 2005
Age 58

Gary L. Coleman

Co-Chairman and Chief Executive Officer

Principal occupation: Co-Chairman of the Company since April 2014 and Co-Chief Executive Officer since June 2012.
Mr. Coleman is also a member of the Boards of Directors of the Texas Rangers Baseball Foundation and Kershaw's Challenge.
He earned a B.B.A. from the University of Texas at Austin.
Mr. Coleman's 47 years of experience, which includes seven years at KPMG where he primarily served insurance clients and 40 years' service in or responsibilities for various accounting, financial and investment functions at the Company and its subsidiaries, including 13 years as the Chief Financial Officer of the Company, provides the Board with financial and operating perspectives from both management and independent accounting.

Director since Aug. 2012
Age 69

Larry M. Hutchison

Co-Chairman and Chief Executive Officer

Principal occupation: Co-Chairman of the Company since April 2014 and Co-Chief Executive Officer since June 2012.
Mr. Hutchison received a B.B.A. in Economics from the University of Iowa and a J.D. from Drake University.
He contributes valuable legal, human resources, and governmental and industry relations perspectives to the Board from his 42 years of experience as an in-house corporate attorney and business executive, including six years at two different insurers prior to joining the Company and its subsidiaries as a staff attorney more than 35 years ago and leading to 15 years of service as the General Counsel of the Company.

Director since Aug. 2012
Age 68

    7                 GL 2022 Proxy Statement

Robert W. Ingram
Lead Director
	Independent Director	Member, Governance and Nominating Committee

Principal Occupation: Retired Accounting Educator.
He has a B.A. in English from Eastern New Mexico University, M.A. in English from Abilene Christian University and Ph.D. in Accounting from Texas Tech University.
Mr. Ingram’s background of 32 years as an accounting educator at the undergraduate and graduate collegiate levels at four different universities and his experience as Director of the Culverhouse School of Accountancy and Senior Associate Dean of the Culverhouse College of Commerce at the University of Alabama provides the Board with extensive accounting, financial reporting and management expertise.

Director since Oct. 2005
Age 73

Steven P. Johnson

	Independent Director	Chair, Audit Committee

Principal occupation: Financial Consultant and Advisor for Boulder Creek Development, LLC, a developer of office/warehouse buildings, primarily for smaller businesses, and its affiliated companies since June 2013.
He earned a B.B.A. from the University of Wisconsin-Eau Claire.
Mr. Johnson brings to the Board considerable expertise in accounting, auditing, regulatory, corporate governance, Sarbanes-Oxley compliance and enterprise risk management, as well as insurance industry experience as an external auditor, stemming from his 41-year career with Deloitte & Touche, LLP, where he held a variety of senior firm leadership and client service positions, including Worldwide Lead Client Service Partner for several prominent firm clients and six years as Deputy Managing Partner - Operations.

Director since Nov. 2016
Age 71

Darren M. Rebelez

	Independent Director	Member, Governance and Nominating Committee

Principal Occupation: President and Chief Executive Officer of Casey’s General Stores, Inc. (NASDAQ: CASY), Ankeny, Iowa, a convenience store chain operating over 2,000 stores located primarily in the Midwest U.S., since June 2019 (Formerly President of International House of Pancakes, LLC (IHOP) of Glendale, California, May 2015-June 2019).
Mr. Rebelez also serves on the Board of Casey’s General Stores, Inc. Additionally, he is an advisory Board member of Children of Fallen Patriots Foundation.
He holds a B.S. in Foreign Area Studies from the United States Military Academy and an M.B.A. from the University of Houston.
Through his roles at Casey’s and IHOP, and through his seven years spent as the former Executive Vice President and Chief Operating Officer of 7-Eleven, companies which also target the middle-income market, Mr. Rebelez brings to the Board experience in store operation, development, franchising, information technology and business transformation. His prior work at ExxonMobil and Thornton Oil Corporation provides the Board with expertise in merchandising, strategic planning, management and marketing.

Director since Feb. 2010
Age 56

Mary E. Thigpen

	Independent Director	Member, Audit Committee

Principal occupation: Self-employed Consultant providing advisory services in digital transformation strategies, technology and cybersecurity assessments, and systemic risk mitigation competencies since February 2019 and September 2015-October 2017. (Formerly CEO of OpsDataStore, LLC, Johns Creek, Georgia, a big data analytics, AI, and visualization software company, October 2017-January 2019).
Ms. Thigpen also serves as a director of Achievelt Online, LLC and Hope Bancorp, Inc. and its affiliate Bank of Hope. She formerly served as a director of Opus Bank (2019-2020).
She received a B.S. in Mathematical and Computer Sciences from Clemson University.
Ms. Thigpen provides the Board with expertise in technology, cybersecurity, strategic planning, corporate governance, enterprise and systemic risk management, international business, digital sales and marketing developed as a result of her time as CEO of OpsDataStore and as CEO of North Plains, LLC and through senior leadership positions at Cox Communications, BearingPoint, Arthur Andersen LLP and Hewlett-Packard Company, as well as through her consultancy practice.

Director since Feb. 2018
Age 62

    8                 GL 2022 Proxy Statement

Director Nominee Skills and Qualifications
The Board has emphasized the importance of identifying and proposing for shareholder approval Director Nominees who possess a well-rounded range of skills, qualifications, professional experiences and perspectives. It is the Board’s belief that a Board comprised of individuals with diverse skills and viewpoints will enhance its ability to effectively oversee the Company’s business operations and guide management’s efforts to achieve long-term strategic objectives. The chart below outlines those skills and qualifications the Board believes are most relevant to our business.

Skills and Qualifications	Relevance to Globe Life Inc.
Accounting/Financial	An understanding of accounting and financial concepts is fundamental to the oversight of our financial affairs, as well as for reviewing our operational and financial results.
Business Operations	Helpful for understanding the myriad issues affecting our extensive business operations, which include sales, marketing, customer service, claims, underwriting, financial reporting, accounting and other support-oriented functions.
Capital Markets	Beneficial for appraising and offering guidance on our capital structure and financial strategies, including with respect to dividends, stock repurchases and prospective mergers/acquisitions.
CEO/Other High-Level Senior Management Running Large Organizations	Experience managing and leading large complex businesses is important for gaining a practical understanding of how organizations such as ours function and the decisions and actions required to drive financial and operational results.
Enterprise Risk Management	Important for exercising risk oversight and for informing management's views as to current and emerging risks which, if not properly managed/mitigated, could have a material adverse impact on our business and ultimately shareholder value.
Human Capital Management	Helps the Board guide the Company's efforts to recruit, retain and develop talented professionals, and to seamlessly integrate them into our corporate culture, in order to drive performance.
Information Technology/Information Security	Can better inform the Board regarding technical issues associated with information systems, upon which we are highly dependent, and associated technology in order to ensure our business continues to operate in an efficient and resilient manner.
Insurance Industry/ Financial Services	Experience in the insurance industry or financial services sector contributes to the Board's understanding of the distinct financial, legal and regulatory issues we regularly encounter as an insurance holding company with multiple insurance subsidiaries.
Investments	We manage a substantial portfolio of invested assets. A general understanding of investment management concepts is essential for overseeing our investment management activities.
Legal/Regulatory/Compliance	We operate in a heavily regulated environment in which compliance with applicable laws and regulations is necessary to enable our businesses to function. An understanding of our legal risks/obligations is crucial for the Board to be able to exercise its oversight role.
Marketing/Advertising	Marketing/advertising experience, including social media and digital marketing, can provide expertise directly relevant to us as a consumer-driven business and can help to ensure that our marketing and branding efforts are properly aligned with our long-term strategic objectives.
Other Public Company Board Service	Service on public company boards and committees provides valuable perspectives on good corporate governance practices and knowledge about key issues affecting public companies such as ours.
Sales Management	Enhances the Board’s ability to evaluate our sales programs and initiatives aimed at developing and maintaining our various sales distribution systems in order to grow sales and profits.
Strategic Planning	Valuable for offering guidance and oversight related to management's development of our long-term corporate strategy and for assessing the best approaches for implementing our strategic priorities.

    9                 GL 2022 Proxy Statement

While not an exhaustive list, the skills matrix below reflects some of the qualifications and attributes possessed by one or more of the Director Nominees that the Board believes are relevant to our business. Also listed are certain voluntarily self-identified demographic characteristics of the Director Nominees.
    10                 GL 2022 Proxy Statement

PROPOSAL NUMBER 2
 Approval of Auditors

A proposal to ratify the appointment of the firm of Deloitte & Touche LLP (Deloitte) as the independent registered public accounting firm of the Company for the year ending December 31, 2022 will be presented to the shareholders at the Annual Meeting. Deloitte served as the Company’s independent registered public accounting firm, auditing the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2021 and has served in this capacity since 1999. After review and evaluation, the Audit Committee of the Board has appointed Deloitte to serve as the Company’s independent registered public accounting firm for 2022 and has recommended that the shareholders ratify the appointment of Deloitte for 2022.

A representative of Deloitte is expected to be present at the meeting and will be available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

If the shareholders do not ratify the appointment of Deloitte, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

Proposal	The Board Recommends that shareholders vote “FOR” the proposal.
2

PROPOSAL NUMBER 3
Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking for shareholder approval of the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather this vote relates to the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement.

The compensation of our executive officers is based on a philosophy that emphasizes and rewards the attainment of performance measures that the Compensation Committee believes promote the creation of long-term shareholder value and therefore align management’s interests with the interests of shareholders. Our compensation program is designed to enable the Company to attract, motivate, reward and retain key executives while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee believes that the design of the compensation program and the compensation of named executive officers under the program fulfill this objective. Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.

This vote is advisory and therefore not binding on the Company, the Board, or the Compensation Committee. The Board and the Compensation Committee value the opinions of Company shareholders and will take such vote into account when making future executive compensation decisions.

    11                 GL 2022 Proxy Statement

Accordingly, the Company is asking shareholders to approve the following resolution at the Annual Meeting:

    “RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related compensation disclosures.”

Proposal	The Board Recommends that shareholders vote “FOR” advisory approval of our executive compensation.
3

OTHER BUSINESS

The directors are not aware of any other matters which may properly be and are likely to be brought before the Annual Meeting. If any other proper matters are brought before the Annual Meeting, the persons named in the proxy, Gary L. Coleman and Larry M. Hutchison, will vote in accordance with their judgment on these matters.
    12                 GL 2022 Proxy Statement

INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Executive Officers

The following table shows certain information concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is appointed by the Board of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years[1]
J. Matthew Darden	51	EVP and Chief Strategy Officer of Company since Jan. 2017; President of American Income since July 2018. (President of Family Heritage Jan. 2017 - July 2018)
Steven J. DiChiaro	55	Chief Executive Officer, Liberty National Division of Liberty since Sept. 2019. (Chief Executive Officer, LNL Agency Division of Liberty Jan. 2018 - Sept. 2019; President of LNL Agency Division of Liberty Jan. 2017 - Dec. 2017)
Steven K. Greer	49	Chief Executive Officer, American Income Life Division of American Income since Dec. 2019. (Chief Executive Officer, American Income Division of American Income Sept. 2019 - Dec. 2019; Chief Executive Officer, AIL Agency Division of American Income Jan. 2018 - Sept. 2019; President of AIL Agency Division of American Income Jan. 2017 - Dec. 2017)
Jason A. Harvey	50
President and Chief Executive Officer, Direct to Consumer Division of Globe since Dec. 2021. (President, Direct to Consumer Division of Globe Mar. 2021 - Dec. 2021; Division SVP, Direct to Consumer Division Feb. 2020 - Mar. 2021; Division SVP, Direct Response Sept. 2019 - Feb. 2020; SVP, Globe Life Direct Response June 2017 - Sept. 2019; SVP Feb. 2011 - June 2017)

Jennifer A. Haworth	48	EVP and Chief Marketing Officer of Company since Jan. 2020; Division SVP, Marketing of Globe since Sept. 2019. (Corporate SVP, Marketing of Company Nov. 2019 - Dec. 2019; VP, Marketing of Company Jan. 2018 - Nov. 2019; SVP, Marketing of Globe Dec. 2011 - Sept. 2019)
Mary E. Henderson	58	Corporate SVP, Enterprise Lead Generation of Company since Nov. 2019; Divisional SVP, Enterprise Lead Generation of American Income, Family Heritage, Globe, Liberty and United American since Sept. 2019. (VP, Enterprise Lead Generation of Company Jan. 2018 - Nov. 2019; SVP, Enterprise Lead Generation of American Income, Family Heritage, Globe, Liberty and United American Apr. 2017 - Sept. 2019; SVP of Globe Feb. 2011 - Apr. 2017)
M. Shane Henrie	48
Corporate SVP and Chief Accounting Officer of Company since Nov. 2019; Divisional SVP, Corporate Accounting, Chief Financial Officer and Treasurer of American Income, Family Heritage, Globe, Liberty and United American since Sept. 2019. (VP and Chief Accounting Officer of Company Jan. 2019 - Nov. 2019; SVP, Corporate Accounting, Chief Financial Officer and Treasurer of Family Heritage May 2017 - Sept. 2019; SVP, Corporate Accounting, Chief Financial Officer and Treasurer of Liberty June 2019 - Sept. 2019; SVP, Corporate Accounting, Chief Financial Officer and Asst. Treasurer of Liberty Jan. 2014 - June 2019; SVP, Corporate Accounting, Chief Financial Officer and Treasurer of American Income, Globe and United American Sept. 2012 - Sept. 2019)

Robert E. Hensley	54
EVP and Chief Investment Officer of Company since July 2021; Divisional SVP, Investments of American Income, Family Heritage, Globe, Liberty and United American since Feb. 2021. (Vice President for Provident Investment Management LLC, Chattanooga, TN, Nov. 1999 - Nov. 2020)

Thomas P. Kalmbach	57	EVP and Chief Actuary of Company since Jan. 2019; SVP and Chief Actuary of American Income, Globe, Liberty and United American since Aug. 2018. (SVP of Finance and Compliance for Liberty Mutual Benefits business of Liberty Mutual Group, Boston, MA, June 2014 - June 2018)
Michael C. Majors	59	EVP - Administration and Investor Relations of Company since July 2018; President of United American since Mar. 2015. (Vice President, Investor Relations of Company May 2008 - July 2018)
Kenneth J. Matson	54	President and Chief Executive Officer, Family Heritage Division of Family Heritage since Sept. 2019. (President and Chief Executive Officer, FHL Agency Division of Family Heritage Jan. 2017 - Sept. 2019)
James E. McPartland	55	EVP and Chief Information Officer of Company since Nov. 2014; President of Family Heritage since July 2018.
R. Brian Mitchell	58	EVP and General Counsel of Company since June 2012; Chief Risk Officer of Company since May 2017; President of Liberty since July 2018. (President of Globe Jan. 2017 - July 2018)
Christopher T. Moore	51	Corporate SVP, Assoc. Counsel and Corporate Secretary of Company since Jan. 2020; Divisional SVP, Assoc. General Counsel and Assistant Secretary of American Income, Family Heritage, Globe, Liberty and United American since June 2020. (Divisional VP, Assoc. General Counsel, Director of Litigation and Asst. Secretary of United American Sept. 2019 - June 2020; Divisional VP, Assoc. General Counsel and Asst. Secretary of American Income, Globe and Liberty Sept. 2019 - June 2020; Asst. Secretary of Family Heritage June 2017 - June 2020; VP, Assoc. General Counsel, Director of Litigation and Asst. Secretary of United American Jan. 2014 - Sept. 2019; VP, Assoc. General Counsel and Asst. Secretary of American Income, Globe and Liberty Jan. 2014 - Sept. 2019)
Pamela I. Ramirez	49
Corporate SVP, Enterprise Transformation of Company since Jan. 2021; Division VP, Enterprise Transformation of Globe since Sept. 2019. (VP, Innovations and Business Development of Globe Jan. 2018 - Sept. 2019; Sr. Director, Innovations & Business Development of Globe Feb. 2016 - Dec. 2017)

    13                 GL 2022 Proxy Statement

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years[1]
Joel P. Scarborough	50
Corporate SVP, Legal and Compliance of Company since Jan. 2021; Asst. Secretary of Company since Apr. 2020; Divisional SVP, General Counsel and Secretary of American Income, Globe, Family Heritage, United American and Liberty since Sept. 2019. (SVP, General Counsel and Secretary of American Income, Family Heritage, Globe, Liberty, and United American Jan. 2017 - Sept. 2019; SVP and Assoc. General Counsel of Liberty Jan. 2014 - Jan. 2017; SVP, Assoc. General Counsel of American Income and United American Jan. 2013 - Jan. 2017; Vice President and Asst. Secretary of Family Heritage Nov. 2012 - Jan. 2017; SVP and Assoc. General Counsel of Globe Sept. 2012 - Jan. 2017)

Dolores L. Skarjune	56
Corporate SVP, Sales Administration of Company since Jan. 2021; Divisional SVP, Sales and Administration of American Income, Globe, Liberty, and United American since Sept. 2019. (SVP of Sales Administration of Liberty National Jan. 2014 - Sept. 2019; SVP of Sales Administration of American Income, Globe, and United American Aug. 2012 - Sept. 2019)

Frank M. Svoboda	60	EVP and Chief Financial Officer of Company since June 2012; President of Globe since July 2018. (President of American Income Jan. 2017 - July 2018)
Rebecca E. Zorn	49	EVP and Chief Talent Officer of Company since Jan. 2021; Divisional SVP and Chief Talent Officer of American Income, Globe, Liberty and United American since Sept. 2019. (Corporate SVP and Chief Talent Officer of Company Nov. 2019 - Dec. 2020; VP and Chief Talent Officer of Company Jan. 2019 - Nov. 2019; Assistant Secretary and Director of Human Resources of Company Jan. 2018 - Dec. 2018; SVP and Chief Talent Officer of American Income, Globe, Liberty and United American June 2019 - Sept. 2019; Assistant General Counsel of Globe Jan. 2017 - Dec. 2017)
1 American Income, Family Heritage, Globe, Liberty, and United American, as used in this Proxy Statement, refer to American Income Life Insurance Company, Family Heritage Life Insurance Company of America, Globe Life And Accident Insurance Company, Liberty National Life Insurance Company and United American Insurance Company, subsidiaries of the Company.
    14                 GL 2022 Proxy Statement

Stock Ownership

The following table shows certain information about stock ownership as of January 31, 2022 for the directors, nominees and executive officers of the Company, including shares with respect to which they have the right to acquire beneficial ownership on or prior to April 1, 2022.

		Company Common Stock or Options Beneficially Owned as of January 31, 2022[1]
Name	City of Residence	Directly[2]	Indirectly[3]
Charles E. Adair	Montgomery, AL	62,239	0
Linda L. Addison	Houston, TX	13,738	0
Marilyn A. Alexander	Laguna Beach, CA	19,448	0
Cheryl D. Alston	Frisco, TX	35,835	0
Mark A. Blinn	Dallas, TX	2,080	0
James P. Brannen	Panora, IA	2,080	0
Jane Buchan	Newport Coast, CA	100,639	0
Gary L. Coleman	Plano, TX	1,191,502	62,941
Larry M. Hutchison	Duncanville, TX	1,285,112	48,797
Robert W. Ingram	Jupiter, FL	32,555	0
Steven P. Johnson	Plano, TX	12,305	0
Darren M. Rebelez	West Des Moines, IA	21,488	0
Mary E. Thigpen	Alpharetta, GA	9,486	0
J. Matthew Darden	Frisco, TX	115,976	1,458
Steven J. DiChiaro	Frisco, TX	108,000	3,846
Steven K. Greer	McKinney, TX	193,157	0
Jason A. Harvey	McKinney, TX	28,973	2,065
Jennifer A. Haworth	Celina, TX	63,775	1,634
Mary E. Henderson	McKinney, TX	37,144	0
M. Shane Henrie	Plano, TX	20,175	126
Robert E. Hensley	McKinney, TX	0	0
Thomas P. Kalmbach	McKinney, TX	47,500	228
Michael C. Majors	Dallas, TX	99,633	0
Kenneth J. Matson	McKinney, TX	134,693	0
James E. McPartland	Allen, TX	111,203	0
R. Brian Mitchell	McKinney, TX	133,000	63,215
Christopher T. Moore	Frisco, TX	23,653	999
Pamela I. Ramirez	McKinney, TX	5,000	0
Joel P. Scarborough	Frisco, TX	73,766	1,298
Dolores L. Skarjune	Flower Mound, TX	22,050	0
Frank M. Svoboda	Grapevine, TX	224,500	133,635
Rebecca E. Zorn	McKinney, TX	30,875	0
All Directors, Nominees and Executive Officers as a group:[4]		4,261,580	320,242
1 No individual director, nominee or executive officer, other than Larry M. Hutchison (1.28%) and Gary L. Coleman (1.20%), beneficially owns 1% or more of the common stock of the Company.
2 Includes: for Adair, 54,540 shares; for Alston, 30,708 shares; for Buchan, 18,100 shares; for Coleman, 570,000 shares; for Hutchison, 570,000 shares; for Darden, 100,211 shares; for DiChiaro, 100,000 shares; for Greer, 173,000 shares; for Harvey, 28,973 shares; for Haworth, 59,075 shares; for Henderson, 37,144 shares; for Henrie, 20,175 shares; for Kalmbach, 47,500; for Majors, 71,500 shares; for Matson, 105,000 shares; for McPartland, 87,500 shares; for Mitchell, 133,000 shares; for Moore, 23,653 shares; for Ramirez, 5,000 shares; for Scarborough, 73,563 shares; for Skarjune, 22,050 shares; for Svoboda, 224,500 shares; for Zorn, 30,875 shares; and for all directors, executive officers and nominees as a group, 2,586,067 shares, that are subject to presently exercisable Company stock options.
3 Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director’s, executive officer’s or nominee’s home or (d) owned by the director or executive officer in a personal corporation or limited partnership. Indirect beneficial ownership also includes approximately 62,941 shares, 48,797 shares, 1,458 shares, 3,846
    15                 GL 2022 Proxy Statement

shares, 2,065 shares, 1,634 shares, 126 shares, 228 shares, 10,464 shares, 999 shares, 1,298 shares and 1,871 shares calculated based upon conversion of stock unit balances held in the accounts of Coleman, Hutchison, Darden, DiChiaro, Harvey, Haworth, Henrie, Kalmbach, Mitchell, Moore, Scarborough and Svoboda, respectively, in the Company Savings and Investment Plan to shares. Indirect ownership for Mr. Mitchell includes 52,091 shares held in his family living trust and 660 shares held in an irrevocable trust for the benefit of his son. Indirect ownership for Mr. Svoboda includes 131,764 shares held in his family living trust.
4 All directors, nominees and executive officers, as a group, beneficially own 4.39% of the common stock of the Company.

CORPORATE GOVERNANCE

Director Independence Determinations

The New York Stock Exchange (NYSE) rules require that the Company have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company and its subsidiaries (collectively, the Company), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board adopted the categorical standards prescribed by the NYSE as well as 12 additional categorical standards to assist it in making determinations of independence.
These independence standards are available on the Company’s website at https://investors.globelifeinsurance.com under the Board of Directors heading at Director Independence Criteria. You may also obtain a printed copy of the independence standards at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
Based on these categorical standards and after evaluation of the directors’ responses to an annual questionnaire, the Governance and Nominating Committee makes recommendations to the Board of Directors regarding director independence. In making such recommendations, the committee considered whether Linda L. Addison's service on the KPMG LLP (KPMG) Board of Directors would impair her independence, given that the Company periodically transacts business with KPMG. The Committee determined that Ms. Addison's service on such Board did not impair her "independence". After review of all of the committee's recommendations regarding director independence, the Board determined on February 23, 2022 that the following directors continued as of such date to meet the categorical standards set by the Board and are “independent”:

•	Linda L. Addison	•	James P. Brannen	•	Steven P. Johnson
•	Marilyn A. Alexander	•	Jane Buchan	•	Darren M. Rebelez
•	Cheryl D. Alston	•	Robert W. Ingram	•	Mary E. Thigpen
•	Mark A. Blinn
The Board determined that and Gary L. Coleman and Larry M. Hutchison (as Company employees) were not "independent.”

Board Leadership Structure

For a number of years, the Company has chosen to operate with the roles of Chairman of the Board and CEO combined, believing that it can operate effectively with these roles combined while continuing to provide the appropriate level of corporate governance for shareholders, policyholders, regulators and our other constituent groups. Although the Board is not currently chaired by an independent director, the Board has conducted frequent executive sessions of only the independent directors for a number of years, with all of such executive sessions presided over by an independent Lead Director. The Company's Corporate Governance Guidelines provide for the position of a lead independent director (the Lead Director) and define the qualifications and duties of that Lead Director. As set forth in the Corporate Governance Guidelines, the Lead Director is elected annually by and from the independent directors then serving on the Board; provided, however, that a director must have served a minimum of one year in order to qualify for election as the Lead Director and that a person may not serve as Lead Director for more than three one-year terms in succession without express agreement of the Board.
    16                 GL 2022 Proxy Statement

The Lead Director has duties which include, but are not limited to, the following:

Lead Director Duties
•	Acting as the principal liaison between the independent directors and the Co-Chairmen of the Board and facilitating the flow of quality and timely information between the independent directors and Company management
•	Identifying important issues for Board consideration and coordinating preparation for Board meetings and executive sessions of the Board, including approval of meeting agendas and schedules to assure adequate time for discussion
•	Ensuring that directors are encouraged to share their viewpoints and raise questions at Board meetings, facilitating discussion around core issues and helping to achieve consensus
•	Leading executive sessions of the Board that encourage open and candid conversations and that provide useful feedback for the Co-Chairmen of the Board
•	Leading Board meetings if both Co-Chairmen are not present
•	Assisting the Committee Chairs and individual Board members in fulfilling their roles and responsibilities, upon request
•	Working with the Governance and Nominating Committee to ensure that a strong executive development and succession planning process operates continuously in the Company and that independent Board members are fully informed of the process and properly fulfill their roles
•	Leading the Board through the Co-CEO/Co-Chairmen succession planning process, including overall timing and candidate identification, selection and leadership transition
•	Working with the Governance and Nominating Committee to ensure that: (1) a robust Board and individual director evaluation process occurs regularly; (2) underperforming directors, if any, are identified and offered assistance for improvement; and (3) the Board has the appropriate set of skills and experiences to fulfill its responsibilities
•	Approving retention of Board consultants, except consultants explicitly retained pursuant to Committee responsibilities
•	Calling special purpose meetings of the independent directors
•	Being available for consultation and communication with shareholders upon request of the Co-Chairmen of the Board
•	Assisting in a crisis situation by coordinating communication with the Board and providing other assistance as requested by management
•	Performing other duties consistent with the Lead Director role as requested by the Board or management
Should the Lead Director be unable to meet any of the responsibilities of the position, the independent members of the Board may select one or more of the other independent members to fulfill those responsibilities as they determine to be necessary until the Lead Director is able to do so or until another Lead Director is elected.
Robert W. Ingram was elected as Lead Director to serve for a term beginning in April 2021 and expiring April 28, 2022. The Board has determined that, upon the completion of such term, Ms. Addison will serve as Lead Director.
Board Oversight of Strategy
A key responsibility of the Board is the oversight of management’s development and execution of the Company’s strategy. The Board’s oversight of strategy is a continuous process in which elements of the strategy are discussed at each regularly-scheduled Board meeting. Annually, the Board and management engage in a robust discussion regarding the Company’s long-term strategy, operational priorities and annual operating plan.
The Company’s strategic plan establishes priorities, aligns resources and ensures the organization is working toward common goals. The strategic plan includes an assessment of the competitive environment and details the operational priorities necessary to increase shareholder value while successfully managing risk.
The Board reviews the Company’s primary objectives for attaining short and long-term success, including financial and operational goals. The Board assesses management’s progress in achieving objectives through discussion of strategic business activities and performance measures. The Company’s risk management program (including ERM and ESG topics) is also evaluated by the Board. The varied skills and experiences of the Board members are essential to the Board’s ability to meet its strategic planning oversight responsibility, including monitoring and providing guidance related to management’s execution of the Company’s business strategy.
    17                 GL 2022 Proxy Statement

Board Oversight of Risk
The Company’s Board is committed to a corporate culture that aligns day-to-day decision making with risk awareness and helps assure that the Company’s long-term strategic initiatives are consistent with its risk appetite. As a part of its general oversight responsibilities, the Board has determined that overall responsibility for overseeing enterprise risk management at the Company rests with the full Board of Directors as opposed to any specific Board-level committee. The Board recognizes the importance of identifying, assessing and monitoring risks that may have a material adverse effect on the Company, including operational, financial, compliance/legal and strategic risks. In fulfilling its risk oversight function, the Board has delegated certain oversight responsibilities to its three standing committees—Audit Committee, Compensation Committee, and Governance and Nominating Committee—who assist the Board by monitoring and evaluating risks that fall within their respective purviews and overseeing management’s implementation of associated controls. Although the Board has delegated certain oversight responsibilities to its standing committees, these committees regularly report to the Board on specified risk areas, and the Board maintains primary responsibility for risk oversight.

Board of Directors
•Strategic Planning & Resource Allocation Risk •Credit Risk	•Mortality Risk •IT & Systems Risk •Brand Reputation Risk	•Competition Risk •Business Resiliency Risk •Third-Party Risk

Audit Committee	Compensation Committee	Governance and Nominating Committee
•Financial Reporting Risk •Legal Risk •Compliance Risk •Information Security Risk •Fraud Risk •Disaster Risk	•Compensation and Benefits Risk •Incentive Risk	•Governance Risk •Corporate Culture Risk •Talent Risk •Succession Planning Risk •Standards of Conduct Risk

The Board oversees risk, in part, by regularly monitoring, receiving, and reviewing written and oral reports from and interacting with a senior management level Enterprise Risk Management (ERM) Committee chaired by the Company’s Chief Risk Officer. The Chair of the Audit Committee serves as the Board’s official liaison to the ERM Committee and attends its meetings. Other Board members may attend such meetings and submit matters and issues to be considered and reported on by the ERM Committee. Further discussion of the composition and role of the ERM Committee is included in the Company’s ESG Report available on the Investors page of the Company’s website. This report is not incorporated by reference into this Proxy Statement or considered to be part of this document.
Each of the Company’s insurance subsidiaries has a Subsidiary Risk Committee that provides information on key risks to the ERM Committee. These committees are responsible for implementing the Company’s ERM framework, maintaining a culture of risk management, and establishing risk-related policies and procedures at each subsidiary.
The Company has an ERM Department that aids the ERM Committee’s efforts to identify, assess, and prioritize the Company’s most significant risks. This Department also (i) supports the Company’s operational business units in evaluating and managing risk in their respective areas and (ii) partners with senior management to integrate risk considerations into the strategic planning process.
The Company has also created a "risk liaison" network, consisting of key employees and leaders throughout the organization who have been designated as "risk liaisons". These individuals (36 in 2021) are asked to participate in risk assessments and to report to senior management on risks about which they become aware through the performance of their day-to-day job responsibilities, resulting in a bottom-up or mid-level-up enterprise-wide risk reporting environment.

    18                 GL 2022 Proxy Statement

The Board believes that the Company’s risk reporting structure, as illustrated below, serves to ensure that the Board, its standing committees, and management maintain the communication and understanding necessary to cultivate a corporate culture in which risk awareness is pervasive and integral to management’s efforts to achieve the Company’s short-term operational and long-term strategic objectives.

Risk Owners	ERM Committee		Audit Committee	Board of Directors

Risk Liaisons

	Subsidiary Risk Committees	ERM Department	Governance & Nominating Committee

Compensation Committee

More information on the risks facing the Company may be found in Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by subsequent SEC filings made by the Company.
Board Oversight of COVID-19
During 2021, the Board and its committees continued to actively focus on the risks arising from COVID-19, overseeing management’s response to the associated challenges and opportunities. Management regularly discussed with and updated the Board and its committees on issues related to the pandemic, including potential impacts to the Company’s business operations, finances, and compensation programs, as well as specific measures designed to (i) protect the health and safety of the Company’s employees, independent contractors, prospective customers, and vendors, and (ii) ensure business continuity, during this unprecedented time.
Board Oversight of Information Security Risk
Given the Company’s need to gather and maintain confidential data on its information systems for the purpose of conducting its insurance business operations, the Board considers Information Security to be an enterprise-wide risk management issue. The Company’s Security Risk Committee, chaired by the Chief Security Officer (to whom the Chief Information Security Officer (CISO) reports), provides executive direction with respect to implementation of the Company’s Information Security program throughout the organization. This Committee reviews risks associated with the confidentiality, integrity, and availability of critical business systems and sensitive customer and Company data. The Information Security Department conducts risk assessments that measure the likelihood and probable impact of information security events that could adversely affect the Company’s operations, finances, and reputation. The Chief Security Officer and CISO provide quarterly updates to the Audit Committee and annual updates to the full Board on changes in cybersecurity, top threats facing the Company, key risks and mitigation efforts, and any material cybersecurity incidents. The Chair of the Audit Committee also provides a quarterly report to the full Board on any information security topics presented to the Audit Committee.
Board Oversight of Sustainability and ESG
As part of their general responsibility for overseeing the Company’s corporate strategy and approach to enterprise risk management, the Board and its standing committees monitor and guide management’s implementation of ESG initiatives. The Board has emphasized the importance of considering ESG factors when management develops and implements the Company’s strategic objectives, underscoring the need to ensure the sustainability of the Company and its business operations and to create long-term value for its shareholders and other stakeholders. To ensure
    19                 GL 2022 Proxy Statement

adequate Board-level attention is devoted to relevant ESG-related issues, the Board’s standing committees have assumed oversight of specific ESG topics that fall within their respective areas of responsibility, as described below.
To enable the Company to appropriately respond to ESG-related challenges and opportunities, the Board and its committees regularly engage with senior management on ESG-related issues. Recent discussions have centered on topics such as corporate culture, employee engagement, health and wellness of Company employees (including measures taken in response to the COVID-19 pandemic), diversity, equity and inclusion, talent management, charitable partnerships, risks associated with the Company's information assets, climate change-related risks and strategies, key stakeholder interests, and reporting and disclosures (including the Company's intent to align with Sustainability Accounting Standards Board standards and the Task Force on Climate-related Financial Disclosures recommendations), as further discussed under Sustainable Business Practices.
Since 2018, the Company has had an ESG Committee, a sub-committee of the ERM Committee, comprised of a cross-functional group of key leaders and internal subject matter experts, including but not limited to the Company’s Executive Vice President, General Counsel and Chief Risk Officer; Executive Vice President—Administration and Investor Relations; Executive Vice President and Chief Investment Officer; Executive Vice President and Chief Talent Officer; Corporate Senior Vice President, Associate Counsel and Corporate Secretary; Divisional Vice President, Enterprise Risk; and Director of Facilities. The ESG Committee, which typically meets quarterly, but no less than semi-annually, reports regularly to the ERM Committee regarding topics discussed and issues considered at ESG Committee meetings as well as other ESG Committee activities. The Chair of the ERM Committee, in turn, provides quarterly updates to the Board with respect to risk-related topics, matters, or initiatives, including those that are ESG-related, and facilitates a targeted ESG discussion at least annually.
In 2021, in support of its ongoing commitment to integrating ESG considerations into its business decision-making and risk management processes, the Company hired an ESG Manager as a member of the Enterprise Risk Management Department. The ESG Manager is responsible for helping to facilitate the Company’s ESG strategy and initiatives, as developed and implemented by management, consistent with guidance provided by the Board. The ESG Manager also supports efforts to enhance the Company's ESG disclosures.
The Company’s ESG reporting structure to the Board is illustrated below. This structure is designed to allow for Board oversight of ESG-related issues that are material to the Company and facilitates the open communication and informed guidance necessary for diligent consideration and risk mitigation of ESG issues.

Board of Directors

Audit Committee	Compensation Committee	Governance and Nominating Committee
•Enterprise Risk Management •Data Privacy & Cybersecurity •Financial Accountability & Transparency •Climate Change Impact on Financial Risks	•Compensation & Benefits •Executive Compensation •Pay Equity •Diversity, Equity & Inclusion

•Board/Committee Composition
•Employee Health, Safety & Wellness
•Corporate Culture, Employee Engagement
•Employee Learning & Development
•Diversity, Equity & Inclusion
•Human Rights
•Ethical Business Practices

ERM Committee

ESG Committee
Governance Guidelines and Codes of Ethics
The Company has adopted Corporate Governance Guidelines, a Code of Ethics for the Co-CEOs and Senior Financial Officers, and a Code of Business Conduct and Ethics for its directors, officers, employees and contractors, all of which comply with the requirements of securities law, applicable regulations and New York Stock Exchange rules. These documents are available on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading. Printed copies of these documents may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
    20                 GL 2022 Proxy Statement

Shareholder Engagement
We recognize that open and steady communication with our shareholders can allow us to better understand and remain responsive to the issues they prioritize and to gain valuable feedback on our corporate governance, performance and strategic initiatives.
We engage with our shareholders in several ways:
Our investor relations team routinely communicates with shareholders and investment analysts throughout the year through calls, meetings, investor conferences and other means. Such discussions regularly include senior executives, such as the Company’s Chairmen and Co-Chief Executive Officers (Co-CEOs) and the Chief Financial Officer, and conversations primarily focus on financial and operating performance, capital management and corporate strategy.
In the fall of 2021, we enhanced our shareholder engagement efforts by reaching out to the Company’s 25 largest shareholders, representing approximately 56% of our total outstanding shares, and inviting them to speak with us about topics of importance to them.
We were also contacted directly by certain large institutional shareholders. Company participants in the engagements which followed included various senior-level executives and subject matter experts and, where requested, members of the Board of Directors, including the Co-CEOs and the Independent Lead Director. Discussions largely centered on investor views on environmental, social and governance issues and general expectations regarding associated disclosures.
Information about our outreach efforts and the feedback received was subsequently shared with the Company’s Board of Directors for its consideration.
Communications with the Board of Directors
Security holders of the Company and other interested parties may communicate with the full Board of Directors, the Lead Director, the independent directors, or a specific director or directors by writing to them in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
Executive Sessions of the Board
The Company’s independent directors meet in regularly-scheduled executive sessions without any participation by Company officers or employee directors. These executive sessions are currently held either before or after the Board’s regularly-scheduled physical meetings. Additional executive sessions can be scheduled at the request of the independent directors. The Lead Director presided over each of the executive sessions during 2021. If that director had not been present, another independent director would have been chosen by the independent directors to preside.
Board and Annual Shareholder Meeting Attendance

During 2021, the Board held one physical meeting, three videoconference meetings, and acted six times by unanimous written consent. In 2021, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served.
The Company has a long-standing policy that the members of its Board be present at the Annual Meeting of Shareholders, unless they have an emergency, illness or an unavoidable conflict. At the April 29, 2021 Annual Meeting of Shareholders, all directors were present.

Committees of the Board of Directors
The Board has the following standing committees more fully described below: Audit, Compensation, and Governance and Nominating. The Board may also, from time to time, establish additional special committees. In June 2021, the Pricing Committee, a special committee established by the Board comprised of Messrs. Coleman, Hutchison and Johnson, and Mses. Alston and Buchan, met via videoconference to determine the terms and provisions of the Company's offering of $325,000,000 of 4.250% Junior Subordinated Debentures due 2061.
    21                 GL 2022 Proxy Statement

The Board's Audit, Compensation, and Governance and Nominating Committees are currently comprised of the following members, each of whom is independent under the applicable rules and regulations of the SEC, the NYSE, and Section 16 of the Securities Exchange Act of 1934:

Director	Board Committees
	Audit Committee	Compensation Committee	Governance and Nominating Committee
Charles E. Adair[1]		M
Linda L. Addison		C
Cheryl D. Alston	M
Marilyn A. Alexander			C
Mark A. Blinn	M
James P. Brannen		M
Jane Buchan		M
Robert W. Ingram (L)			M
Steven P. Johnson	C
Darren M. Rebelez			M
Mary E. Thigpen	M
Number of Meetings Held in 2021[2]	9	5	4

(L) - Lead Director; C - Chair; M - Member
[1] Scheduled to retire immediately prior to the Annual Meeting on April 28, 2022.
[2] The Audit Committee held 1 physical meeting, 3 videoconference meetings, and 5 teleconference meetings in 2021; the Compensation Committee held 1 physical meeting and 4 videoconference meetings in 2021; and the Governance and Nominating Committee held 1 physical meeting and 3 videoconference meetings in 2021.

Each of the Board's Audit, Compensation, and Governance and Nominating Committees has a written charter, which is reviewed annually and updated as necessary. Copies of the committee charters are posted on the Company's website at https://investors.globelifeinsurance.com under the Board of Directors heading at Board Committees. You may also obtain a printed copy of any of these committee charters at no charge by writing the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Committees	Committee Responsibilities

Audit Committee
•reviews and discusses with management and the independent registered public accounting firm the Company’s audited financial statements and quarterly financial statements prior to filing, the Company’s earnings press releases and financial information and earnings guidance, and the Company’s policies for financial risk assessment and management;
•selects, appoints, reviews and, if necessary, discharges the independent auditors;
•reviews the scope of the independent auditors’ audit plan and pre-approves audit and non-audit services;
•reviews the adequacy of the Company’s system of internal controls over financial reporting;
•periodically reviews pending litigation and regulatory matters;
•reviews the performance of the Company’s internal audit function;
•reviews related party disclosures to assure that they are adequately disclosed in the Company’s financial statements and other SEC filings;
•reviews and appropriately treats complaints and concerns regarding accounting, internal accounting controls or auditing matters pursuant to a confidential “whistleblower” policy;
•discusses the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures;
•monitors and periodically reports to the Board regarding management’s enterprise risk management processes;
•meets with the Company’s independent auditors and internal auditors both with and without management present at each of its regular quarterly meetings;
•evaluates the Company’s internal auditors and performs an annual evaluation of the independent auditor utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations; and
•reviews information security and technology risks and provides guidance to management with respect to information security and privacy policies.

Current Committee Members

Steven P. Johnson, Chair
Cheryl D. Alston
Mark A. Blinn
Mary E. Thigpen

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Compensation Committee
•determines the Company's stated general compensation philosophy and strategy;
•reviews and determines the compensation of senior management of the Company and its subsidiaries at certain levels, including establishing goals and objectives for the Co-CEOs’ compensation, evaluating each Co-CEO’s performance in light thereof, and recommending their total compensation to the independent directors for their approval;
•establishes the annual bonus pool;
•administers the Company’s Management Incentive Plan and stock incentive plans;
•makes recommendations to the Board with respect to executive compensation, incentive compensation plans and equity-based plans;
•reviews and recommends to the Board non-management director compensation;
•reviews and discusses with Company management the Compensation Discussion and Analysis section and recommends to the Board that it be included in the annual Proxy Statement; and
•oversees preparation of the Compensation Committee Report in the annual Proxy Statement.
The Compensation Committee is authorized to retain its own independent compensation consultant and has retained Board Advisory, Inc. as its independent compensation consultant. The Compensation Committee receives input and recommendations from the Co-CEOs and other members of Company management on compensation matters more fully described in the Compensation Discussion and Analysis section of this Proxy Statement and delegates day-to-day administrative functions for implementation of its compensation decisions and programs to Company officers.

Current Committee Members

Linda L. Addison, Chair
Charles E. Adair
James P. Brannen
Jane Buchan

Governance and Nominating Committee
•receives and evaluates qualifications of potential director candidates;
•identifies individuals qualified to become Board members consistent with criteria set by the Board and recommends to the Board director nominees;
•reviews, assesses and recommends to the Board an 'independence' determination with respect to each of the directors for purposes of Board membership (or committee membership, where applicable);
•recommends the directors to be appointed to Board committees, the committee chairs and the Lead Director;
•develops and recommends to the Board a set of governance guidelines and codes of business conduct and ethics for the Company;
•monitors and annually evaluates how effectively the Board and Company have implemented the Governance Guidelines;
•assesses and monitors, throughout the organization, issues related to the Company's corporate governance risk, corporate culture risk and human capital risk;
•oversees the development and monitors the implementation of succession planning, both long term and emergency, for the Board, the Co-CEOs and executive management; and
•oversees evaluations of the performance of the Board, individual Board members, Board committees, and the Co-CEOs, as coordinated by the Lead Director, and monitors the Co-CEOs’ evaluations of executive management.

The Governance and Nominating Committee will receive, evaluate and consider the names and qualifications of any potential director candidates from all sources, including shareholders of the Company. Recommendations of potential director candidates and supporting material may be directed to the Governance and Nominating Committee in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070. Additionally, any Company shareholder entitled to vote at a shareholder meeting at which election of directors will be considered may use the director nomination procedures contained in Article III, Section 2 of the Company’s By-laws. The Company has also adopted proxy access, as set forth in Article III, Section 3 of the Company's By-laws. These procedures are described more fully in Procedures for Director Nominations by Shareholders of this Proxy Statement.

Current Committee Members

Marilyn A. Alexander, Chair
Robert W. Ingram
Darren M. Rebelez

Risk Assessment of Compensation Policies and Practices
The Compensation Committee, with input from its independent compensation consultant, has reviewed an inventory of the Company’s compensation programs, plans and practices applicable to all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee has concluded and informed the Board that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.
In connection with its evaluation of risks which may rise to the level of impacting the Company’s financial statements and financial reporting, the Audit Committee also has considered the Company’s employee compensation programs, plans and practices as they may serve to incent risk-taking behavior impacting the Company’s financial statements and financial reporting. In the course of this examination, the Audit Committee has determined that there were no compensation risks which would rise to the level of materially adversely impacting the Company’s financial statements and financial reporting.
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Succession Planning and Leadership Development
The Board is responsible, with the assistance of the Governance and Nominating Committee, for the succession planning process for director, Board Chair and Chief Executive Officer (CEO) positions. Succession planning for directors is a principal focus of the Governance and Nominating Committee as well as the full Board. Using the standards for director independence set forth by the NYSE and the additional categorical standards adopted by the Board, the director qualification standards in the Corporate Governance Guidelines, and the Board-adopted statements on Qualifications of Directors and Procedures for Identifying and Evaluating Director Candidates, as the basis for beginning the director succession process, the Governance and Nominating Committee and the Board conduct extensive discussions regarding the qualities and characteristics to be sought in a successor to a departing director or in a nominee to fill a newly-created directorship. They evaluate potential director candidates from all sources, including shareholders and other security holders of the Company, working to develop a broad-based, inclusive pool of potential director candidates and may retain consultants or professional director search firms to assist them in the process. After compiling a list of potential director candidates, a search committee comprised of the Lead Director, the Co-CEOs, and at least one member of the Governance and Nominating Committee, along with other directors, meets with these candidates and makes recommendations for successor or new directors to the Governance and Nominating Committee and the full Board for decision.
The Board also reviews and regularly discusses with the Co-CEOs potential candidates which the Co-CEOs have identified from among senior management as possible successors for the CEO position. The Board and the Co-CEOs also have the authority to examine persons outside of the Company as a part of the process to ultimately select a successor to a CEO. The Board may elect to retain outside professionals, including consultants or search firms, to assist in the CEO succession planning process. Candidates to succeed a CEO upon his retirement are considered and after discussion at the Board level, a successor to the CEO is determined. The Board has also adopted a written Emergency Succession Plan for an absence event involving one or both of the Co-CEOs that is reviewed at least annually by the Governance and Nominating Committee and discussed by the full Board in executive session.
A similar process is followed by the Co-CEOs, consulting with senior management, to identify successors for key positions, such as Chief Financial Officer, Chief Investment Officer, Chief Actuary, General Counsel, Chief Information Officer, Chief Strategy Officer, Executive Vice President—Administration and Investor Relations, Chief Talent Officer, Chief Accounting Officer, Chief Marketing Officer and the heads of the agency divisions of the principal insurance subsidiaries. The Board continues to utilize the services of an unaffiliated consulting firm to assist in developing immediate and long-term successors for key personnel at the Company and its subsidiaries.
The Company has worked, using both internal and external resources, to integrate succession planning with leadership development in an effort to ensure that high-potential employees obtain the experience, skills and development opportunities necessary to assume, and succeed in, future leadership roles at the Company. These efforts include the identification of key performance indicators for effective team management, the establishment of a defined learning path for managers, and internal collaboration to identify and support managers in need of learning and development opportunities. In 2021, succession planning and leadership development at all levels of management at the Company and its subsidiaries, as well as at the Board of Directors, remained a focus.
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Qualifications of Directors
The Governance and Nominating Committee and the Board have adopted a statement on Qualifications of Directors containing factors which should, at a minimum, be considered in the nomination or appointment of Board members:

The Company’s Corporate Governance Guidelines also discuss the following director qualification standards:
•	Board Membership Criteria
	–	Independence
	–	Limits on Number of Boards on which a Director Serves
	–	A Former Chief Executive Officer's Board Membership
	–	Directors who Change Present Job Responsibilities
•	Size of the Board
•	Director Terms
•	Retirement Age and Tenure Policy
•	Selection of Chairman of the Board

Board Diversity
A diverse, effective and experienced Board of Directors is key to the Company's governance and business success. One of the factors considered by the Board in the nomination or appointment of directors, as set out in the Board-adopted statement on Qualifications of Directors, addresses diversity. The Company does not have representational directors; the director nomination and selection process involves consideration of the Board as a collective group. The Board as an entirety should reflect appropriate diversity, and such diversity encompasses a wide range of personal and professional experiences, backgrounds, skill sets, age, gender, race, national origin and other demographic characteristics. The Governance and Nominating Committee has the primary responsibility to see that this and all of the other Qualifications of Directors are considered. As a part of the annual self-evaluation process, one of a number of factors that the Board and the Governance and Nominating Committee consider is whether the Board as a whole reflects appropriate diversity. In evaluating potential director candidates, the Governance and Nominating Committee also examines broadly-defined diversity in identifying and recommending director nominees.
More information regarding the Company's director qualification standards may be found on the Investors page of the Company's website under the Board of Directors heading at Qualifications of Directors. The information contained on or that can be accessed through our website, including our ESG Report, is not incorporated by reference into this Proxy Statement or considered to be part of this document.
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Director Identification and Evaluation Procedures
The Governance and Nominating Committee and the Board utilize the following procedures for identifying and evaluating director candidates, based in part on their evaluations of the skills matrix, included in the Director Nominee Skills and Qualifications section of this Proxy Statement, and an assessment of the skills and attributes considered most beneficial to furthering the Company's governance and strategy:

The Board identifies the need to add a new Board member meeting certain criteria, or to fill a vacancy on the Board

The Governance & Nominating Committee initiates a search, seeking input from other Board members and senior management, and may engage a professional search firm or other consultants to assist in identifying director candidates if necessary

The Governance & Nominating Committee will evaluate candidates proposed by shareholders under criteria similar to those used for the evaluation of other candidates

Candidates who will satisfy any specified criteria and otherwise qualify for membership on the Board are identified and presented to the Governance & Nominating Committee for consideration

The Lead Director, the Co-CEOs, and at least one member of the Governance & Nominating Committee, along with other directors, will interview prospective candidate(s)

The Governance & Nominating Committee meets to consider and approve final candidate(s)

The Governance & Nominating Committee seeks full Board endorsement of selected candidate(s)

Procedures for Director Nominations by Shareholders
Article III, Section 2 of the Company’s By-laws provides for procedures pursuant to which Company shareholders may nominate candidates for election as a director of the Company. To provide timely notice of a director nomination for an annual meeting of shareholders, the shareholder's notice must be received at the principal offices of the Company (3700 South Stonebridge Drive, McKinney, Texas 75070) not later than the close of business on the 75th day or earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and must contain the information specified in the Company's By-laws.
Article III, Section 3 of the Company's By-laws includes a proxy access provision, pursuant to which an eligible shareholder (or group of shareholders) may nominate and include in our proxy materials a prescribed number of director nominees, subject to such shareholder(s) and the nominee(s) meeting the requirements set forth in our By-laws. Notice of proxy access director nominees must be delivered to or mailed and received by the Corporate Secretary at the principal offices of the Company not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Company first distributed its proxy statement to shareholders for the preceding year's annual meeting.
You may find the Company’s By-laws on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading. Printed copies of the By-laws may also be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
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Sustainable Business Practices
The Board and management believe that sustainable business practices are an important component of both good corporate citizenship and sound fiscal management, as well as a key driver of long-term success. Our primary focus with respect to sustainability includes human capital management (employee compensation, training and development, wellness, and health and safety), corporate culture and engagement (diversity, inclusivity, accountability, and work-life integration), data protection and cybersecurity, and environmental efficiency and climate change.
We continue to advance our sustainable business practices by further enhancing our ESG strategy and disclosures, and are committed to alignment with Sustainability Accounting Standards Board (SASB) standards and Task Force on Climate-related Financial Disclosures (TCFD) recommendations. In support thereof, we have completed an ESG gap analysis and are conducting a materiality assessment to evaluate our current ESG program and strategically guide our ESG management and reporting. Consistent with our focus on sustainable business practices, we are working with a third-party consultant to engage with stakeholders and identify key areas of potential ESG impact, risk, and opportunity for our business. Additional information on our progress with respect to evaluating our ESG program and enhancing our ESG strategy may be found in the Company's ESG Report, which is posted on the Investors page of the Company's website. The information contained on or that can be accessed through our website, including our ESG Report, is not incorporated by reference into this Proxy Statement or considered to be part of this document.
Human Capital Management
The Board believes that effective human capital management is essential to attracting, motivating, rewarding, and retaining the key talent necessary to successfully execute on our business strategy and to maintain sustainable business operations. To this end, the Board oversees management’s development and implementation of the Company’s strategy with respect to its people, culture and community and management periodically reports to the Board and Board-level committees on related issues.
Corporate Culture and Engagement
We are focused on fostering a culture that is inclusive and attractive for all of our employees and independent sales agents, and in which differences are celebrated and valued as assets for business growth. We are likewise committed to maintaining a business atmosphere and working environment based on honesty, fair dealing and sound business ethics, with the tone set from the top. We believe in the importance of maintaining a culture of accountability and are taking steps to incorporate accountability into our hiring and engagement activities by clearly specifying expectations and standards for all of our employees.
Biennially, we conduct a confidential survey to give our employees the opportunity to provide input about their experiences with the Company, including but not limited to, confidence in the Company and leadership, competitiveness of our compensation and benefit package, and departmental relationships. We utilize the survey results to identify opportunities for improvement, and to create action plans based on employee feedback. In 2021, 81% of our employees responded to the survey (an increase of 50% over the prior survey), trusting us to hear their voices. The survey results revealed areas in which we showed the most improvement, including senior management relationships and learning and development, as well as opportunities for improvement. We intend to rely on these survey results to help guide our continued efforts to strengthen our corporate culture amidst the global "Great Resignation" and in anticipation of post-COVID-19 work trends, such as the transition to increased remote and hybrid work.
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Diversity, Equity and Inclusion
Believing that an inclusive culture is necessary to unlock the benefits of diversity, including increased innovation and insight from differences in thought, background and experiences, we work hard to provide an inclusive and welcoming work environment – one that ensures that employment, promotion, workplace advancement decisions, and agent contracting decisions are based solely on an individual’s abilities and qualifications. Our commitment to diversity starts at the top with our Board of Directors. The Company believes that a diverse, effective, and experienced Board of Directors is key to the Company's governance and success. Our Board counts five women among its thirteen members (two of whom serve in leadership positions). Additionally, one Board member identifies as African American/Black and another identifies as Hispanic/Latino. Of the Company's employee population, 66.1% identify as women and 43.7% identify as racial/ethnic minorities.1 In 2021, we launched an enterprise-wide formalized diversity, equity and inclusion strategy branded Mosaic@Globe Life that focuses on awareness, influence and advocacy. We believe this platform empowers a culture in which all employees feel safe to be their full, authentic selves and differences are celebrated and valued as assets for personal growth. Examples of anonymous employee feedback about Mosaic@Globe Life include:

This program opened my eyes to other forms of inclusion. We tend to think it applies only to what we see, but there may be hidden aspects of a person that also need to be taken into account. Allowing an environment of curiosity helps to foster trust, acceptance and one in which we all can grow.	This program really made me take a closer look at myself, my past experiences with DEI, and areas where I can personally improve. I will definitely carry what I've learned with me going forward!

Health, Safety and Wellness
We strive to provide a safe and healthy work environment. The Company prescribes certain safety and health rules and practices, reminding employees of their responsibility to report accidents, injuries and unsafe equipment, practices or conditions. Employees are also furnished with tools and training providing information to help enable them to safely engage with co-workers, customers, and third parties. In 2021, during the COVID-19 pandemic, the Company continued to prioritize the well-being and safety of its employees. Some of the steps that were taken to help ensure the health and safety of our employees include:
•continuation of business operations, with a majority of such operations in a remote-work environment;
•maintaining workplace health and safety protocols to allow employees to safely return to Company facilities on a voluntary basis;
•enhancements to “Resilient@GlobeLife,” an intra-Company website dedicated to COVID-19 issues to provide employees with relevant and timely information and interactive employee guides;
•extension of our short-term disability benefits to support employees unable to work as a result of contracting or being exposed to COVID-19; and
•communication with employees on pandemic-related policies and procedures, implementation of emergency business operations (such as social distancing and enhanced cleaning protocols at Company facilities), and provision of pandemic health and wellness resources (including seminars regarding mental health).
In support of the physical, financial and emotional well-being of our employees, we offer a comprehensive employee benefits package that includes competitive monetary benefits inclusive of a 401K and/or pension benefits, fitness center reimbursement, paid-time-off (based on years of service), health insurance, dental and vision insurance, an employee assistance program, health savings and flexible spending accounts, family leave, and tuition assistance. We also recognize that allowing our employees time away from work to relax and tend to personal matters is critical to maintaining their exceptional performance. As such, we offer various benefits designed to ensure our employees have the opportunity to live balanced lives. We also have adopted various time-off and leave policies, and provide our employees with flexible connections, flexible schedules, and flexible locations, as appropriate. We believe that maintaining and strengthening the physical and mental health of our workforce will drive resilience and excellence in our operations.
1 As of December 31, 2021.
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In response to the COVID-19 pandemic, we also helped agents selling our products to largely transition away from sales conducted through person-to-person contact, in favor of “virtual” sales methods. At the onset of the pandemic, we likewise quickly pivoted to modify and enhance our existing processes and tools to allow for “virtual” agent recruiting and training, in an effort to maintain proper social distancing and reduce in-person exposure.
Talent Development
We believe in continuous learning and seek to provide opportunities for Company employees to further their professional development. We have developed a learning eco-system that includes a multitude of professional development opportunities, including online, self-directed, and instructor-led courses on a variety of topics. An education assistance program is also offered to facilitate growth in an area related to one’s current position with the Company. We have also implemented a succession planning and talent development program to facilitate the growth of the Company’s next generation of leaders.
Data Protection and Cybersecurity
As a life insurance company, we collect and store the personal private information of our policyholders and prospective customers. Our information security program is designed to leverage industry standard cybersecurity frameworks and practices to protect critical business operations and the confidentiality of sensitive customer information from cyber-attacks. We routinely monitor the current threat environment and adjust our information security program as necessary to address new or changing risks.
Information security is an intrinsic part of corporate governance and enterprise risk management, supporting the leadership, organizational structures, and processes that safeguard the Company’s information, operations, market position and reputation. We seek to ensure that information security risk is evaluated and managed in a comprehensive fashion and not just focused on information technology. Information security is governed and supported by an executive management level Security Risk Committee, whose overall mission is to provide direction in regards to the Company's risk appetite, approve strategic security plans, authorize projects based upon business risk, and review information regarding security status and business impact.
Community Outreach
We aim to Make Tomorrow Better, in part by giving financial and service contributions to programs that provide hands-on assistance in the communities where we live, work, serve, and visit. We focus our charitable giving on organizations that help children, families, and seniors, as well as those that strive to ensure that all people are able to live full, healthy lives. These categories align with our mission to help families make tomorrow better by working to protect their financial future. We also encourage our employees to volunteer in our communities. Individual departments regularly volunteer their time at organizations that support the needs of children, families, and seniors. The local agency offices of the respective sales divisions of our operating insurance subsidiaries also support important causes by donating their time and sharing their financial resources to benefit a variety of charitable causes.
In 2021, we were awarded the Meals on Wheels Collin County Corporate Champions Volunteer Service Award, and accepted the Habitat for Humanity Business of the Year award. We also used our sports partnerships in innovative ways, like partnering with Dallas Cowboys Pro Bowl running back Ezekiel Elliott for a season-long donation match to the North Texas Food Bank, resulting in a monetary donation to combat hunger insecurity in the community. Our employees also joined together to create and send each of approximately 250 Make-A-Wish children a summer gift box to keep their spirits high. The sales divisions similarly made a positive impact in 2021, with initiatives such as funding the build of a new home for a deserving Habitat for Humanity family and assembling over 350 battalion bears and handwritten notes to send to the children of first responders and active military personnel. The Company contributed $2.6 million to charitable organizations in 2021.
In our commitment to Make Tomorrow Better, we work to provide further community outreach through our financial products and the job opportunities that are available at our Company. We provide access to financial services to meet the needs of the underserved lower-middle to middle-income market, creating a level of financial inclusion for people that need access to life insurance. In an ever-changing job market, the opportunities for individuals to sell our products provide a path to income, security and financial freedom, in tandem with providing the underinsured with the financial protection they need.
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Environmental Efficiency and Climate Change
Environmental responsibility and sustainability are part of our overall corporate responsibility efforts. We recognize the potential impacts of climate change and the importance of this issue to investors, the communities we serve, and the health of our planet. We strive to reduce our impact on the environment by implementing various green building initiatives at our corporate facilities, continuing our company-wide emphasis on recycling and waste reduction efforts, prioritizing the reduction of our paper and water usage, and developing processes to collect data on our greenhouse gas emissions. We intend to continue to identify opportunities to improve our energy efficiency and address climate change in ways that will be both sustainable and cost-effective.
A likely ancillary benefit of our transition to a largely remote-work environment during the COVID-19 pandemic was a reduction of greenhouse gasses and other emissions from vehicular travel resulting from remote-workers avoiding the daily commute to and from the office. Remote-workers also utilize fewer resources at our offices.
We are committed to the ongoing enhancement of environmental responsibility and sustainability practices throughout our operations, and we will continue to consider ways in which we can preserve invaluable natural resources, reduce waste, and address climate change. We believe that such a commitment is necessary to our continued success, as well as to the well-being of our planet. Additional information on our efforts to improve our environmental efficiency may be found in the Company’s ESG Report available on the Company’s website. The information contained on or that can be accessed through our website, including our ESG Report, is not incorporated by reference into this Proxy Statement or considered to be part of this document.
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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
Named Executive Officers
In this section, we provide a detailed overview of our executive compensation philosophy, objectives and processes, including the sequential steps taken by the Compensation Committee in structuring and setting executive compensation, with a particular focus on the compensation of our Named Executive Officers (collectively NEOs) for 2021:

Name	Title
Gary L. Coleman	Chairman and Co-Chief Executive Officer
Larry M. Hutchison	Chairman and Co-Chief Executive Officer
Frank M. Svoboda	Executive Vice President and Chief Financial Officer
J. Matthew Darden	Executive Vice President and Chief Strategy Officer
Steven K. Greer	Chief Executive Officer, American Income Life Division
Michael C. Majors	Executive Vice President - Administration and Investor Relations
2021 Performance
The Company’s performance during 2021, like 2020, was financially challenging due to the COVID-19 pandemic. The Company incurred over $140 million of COVID-19 losses in 2021, as compared to approximately $60 million (net of $7 million for lower health claims due to COVID) in 2020. The 2021 losses represented approximately 5% of the Company's total life premium income for the year and 10.5% of our total life policy benefits. As a life insurance company, we expect higher losses during a pandemic, but impact of the various COVID-19 variants that emerged during the year, including Delta and Omicron, caused our 2021 losses to be much greater than were anticipated at the beginning of the year.
Notwithstanding the continued presence of the pandemic and the impact of the new variants on operations throughout the year, we effectively operated our business. Company employees continued to successfully serve our employees, agents and policyholders remotely, and our agents continued to sell policies through "virtual" means in addition to limited person-to-person contact. We have developed new "virtual" methods of operating our business, including ways to contract with and license new agents, process a record number of applications, and pay for an ever-increasing volume of claims, all of which have enhanced and will continue to enhance shareholder value for years to come. Our Direct to Consumer Division also continued to meet heightened demand for a direct means to purchase our policies. While we have increased the level of “virtual” activities and taken steps to meet increased demand for our products from the marketplace, we have ensured that proper controls remain in place around the issuance and administration of our policies.
Additional examples of achievements during the year that helped create shareholder value include the following:
•The Company grew its life sales by 7.8% in 2021, including 30% growth in our Liberty National Division.
•Our exclusive agency divisions increased their average producing agent count during the year by 10%, setting themselves up for continued strong growth in the future.
•We continued a broad conservation outreach program started in 2020 that ensured persistency remained high. During 2021, we conserved over $100 million of “lapsed” premium through our various initiatives, a 12% increase over 2020. The overall persistency of our life products remained more than 10% higher than in 2019.
•The combination of high sales and improved persistency led to the Company’s total premium in-force at the end of 2021 increasing 7.5% over 2020 levels, compared to an average annual growth rate of 4.5% for the five years prior to the pandemic. This higher premium in-force, assuming policy obligations return to pre-pandemic levels as expected, will result in higher underwriting results and net earnings in future years than had premium simply grown at pre-pandemic levels.
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•The Company invested over $200 million in credit-related limited partnerships that will diversify risk and provide additional yield to our investment portfolio.
•We successfully managed the Company’s liquidity and the capital needs of our operating entities, while still returning approximately $80 million of excess liquidity during the year to our shareholders.
•The Company earned a 12% return on equity, excluding net unrealized gains on fixed maturities, for the Company's shareholders.
Due to the difficulty in accurately predicting not only the number of deaths resulting from COVID-19 during 2021 in the U.S. but also the impact of such deaths on the Company’s financial results, our traditional performance measures were modified for 2021 to exclude the impact of COVID-19 incurred losses. Using these modified measures, the Company’s performance was at 108.3% of target (on a scale of 0% to 150%, with target or expected performance at 100%), compared to 60% in 2020. Refer to Appendix A—Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.

	2021*	2020
EPS Growth	8.3%	1.9%
Underwriting Income Growth	5.3%	(1.6)%
NOI ROE	14.0%	13.5%
*Excludes impact of COVID-19 incurred losses of $140 million.
Consistent with our pay for performance philosophy, annual bonus and long-term incentive (LTI) awards made by the Compensation Committee (for the NEOs other than the Co-CEOs) or recommended to the independent members of the Board (for the Co-CEOs) in 2022 reflected Company performance during 2021. Consistent with our LTI award philosophy and the longer-term focus of our pay programs, the LTI awards were largely constant on a share equivalent basis.2 Annual bonuses and LTI awards granted in 2022, as compared to goals and the prior year, respectively, for the Co-CEOs and other NEOs listed in the compensation tables in this Proxy Statement are shown below.

	Annual Bonus (as % of Target)	LTI Award (on a share equivalent basis)
Co-CEOs	108.3%	No Change
Other NEOs	105.7%	+7%
Compensation Philosophy
The Company’s executive compensation philosophy is properly aligned with our business philosophy: emphasizing and rewarding consistent, steady growth in EPS, underwriting income, and NOI ROE. This approach provides long-term value to our shareholders and aligns management’s interests with our shareholders’ interests. Because we seek to attract, motivate, reward and retain key executives at both the holding company and subsidiary levels, our compensation philosophy is also structured to consider competitive remuneration practices in the insurance and financial services sector. This has historically resulted in executive compensation at the Company which generally emphasizes equity and equity-linked compensation while placing less emphasis on cash compensation.
Our mix of pay elements is based on the principle that the Company’s business is inherently long-term in nature and not generally subject to dramatic year-over-year variances in performance. Accordingly, our pay plans are centered around long-term equity accumulation (e.g., stock options), longevity (e.g., pension), consistent financial performance (e.g., performance shares3) and, on a very targeted basis, stability (e.g., restricted stock grants).
We set executive compensation annually based on internal practices and processes that reflect the Company's business strategy, financial results and focus on building executives' ownership interests in the Company. Although we reference market practices in setting guidelines, we do not attempt to match any specific level of competitive total compensation. We set individual components of compensation based on these practices and processes and then test the results relative to a number of market benchmarks to ensure that the decisions made provide reasonable cash compensation and long-term incentive opportunities consistent with performance.
2 We define share equivalents as the number of shares counted under the Globe Life Inc. 2018 Incentive Plan, formerly the Torchmark Corporation 2018 Incentive Plan (the "2018 Plan"), or the amended Torchmark Corporation 2011 Incentive Plan (the "2011 Plan"), as applicable. A share equivalent can be thought of as a "traditional" ten-year stock option.
3 We define performance share unit awards as performance shares for purposes of this discussion.
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Effect of COVID-19 on Incentive Plans
The Company has historically not modified incentive awards as calculated under its various incentive plans. Based on this “no modification” approach, the 2020 bonuses paid to the Co-CEOs were down 49% from the prior year, even though the Compensation Committee believed the Co-CEOs had done a superior job in managing the Company through the first year of this novel occurrence. The performance shares earned for the period 2019 to 2021, which encompassed two years of COVID’s effect, were earned at approximately 45% of target and we currently estimate the 2020 to 2022 awards will be earned at 65%. Absent the impact of the additional COVID-19 life claims, these awards would have been at or near targets.
In setting goals for the 2021 annual Management Incentive Plan and the 2021 performance share grants, the Compensation Committee realized that if goals were established based on historical trends, these outside effects would unfairly impact the awards. Alternatively, setting goals that reflected management’s best estimates of the impact of COVID-19 presented the possibility of a windfall if the pandemic diminished in effect more quickly than projected. As a result, the Compensation Committee decided to establish metrics for all 2021 and 2022 awards (bonus and performance shares) that excluded the effect of COVID-19 related life claims (as determined from death certificates and actuarial estimates of incurred but unpaid claims.) Refer to Appendix A—Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.
Roles in Compensation Decisions
Compensation Committee

The Compensation Committee is responsible for determining the compensation of our senior executives at the Company and its subsidiaries in accordance with our stated compensation philosophy and strategy. With certain input from the Co-CEOs and other members of senior management and the assistance of the committee's independent compensation consultant, the Compensation Committee sets (or recommends in the case of the Co-CEOs) the total compensation payable in various forms to the executive management team4 (including the named executive officers—i.e., the Co-CEOs, Chief Financial Officer (CFO) and the other executives listed in the compensation tables in this Proxy Statement, collectively, the NEOs). The Compensation Committee ensures that the mix of compensation among various elements is appropriately balanced and also considers the retirement and other benefits available to our NEOs to ensure that their compensation is fair, reasonable and competitive.
Management

Company management, including our Co-CEOs, CFO, General Counsel, Chief Talent Officer and Corporate Secretary, support the Compensation Committee, attend portions of its meetings at its request, make recommendations to the Compensation Committee and perform various day-to-day administrative functions on behalf of the Compensation Committee in connection with our cash and equity compensation programs and plans. Specifically, our Co-CEOs provide input to assess the effectiveness of the existing compensation philosophy and programs and assist in the design of new compensation programs and the modification of existing programs. They make specific recommendations regarding the potential bonus awards and the amount and mix of the cash and equity compensation to be paid to certain levels of officers, including all NEOs except themselves.
Independent Compensation Consultant

The Compensation Committee has the authority to retain outside advisors, experts and other professionals to assist it. Since 2010, the Compensation Committee has retained Board Advisory, Inc., an independent compensation consulting firm. Neither Board Advisory nor any of its affiliates provides any other consulting services to the Company. In 2021, at the request of the Compensation Committee, Board Advisory (i) conducted a review of the competitiveness of the total cash and equity-based compensation paid to the Co-CEOs and the other NEOs; (ii) made recommendations regarding compensation increases for the NEOs; and (iii) provided reports and analyses requested by the Compensation Committee, including recommendations regarding the peer group, a discussion of various executive compensation issues, and a report on the potential impact of COVID-19 on executive pay practices.
4 In 2021, the executive management team consisted of the Co-CEOs plus 13 officers of the Company and its various subsidiaries.
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Setting Executive Compensation
To retain the quality of insurance executive talent necessary to the successful operation of the Company, the Compensation Committee considers market compensation comparisons as it determines the elements, appropriate levels and mix of compensation to be paid to the executive officers. The Compensation Committee does not operate with rigid standards for the level and mix of the compensation elements it awards. Rather, it uses this market analysis and other inputs from Company management and its compensation consultant. As mentioned, the historic emphasis and conscious design of the Company’s compensation philosophy has been to deliver a large portion of pay in a variable format as long-term incentive awards, typically in the form of stock options and performance share awards, rather than primarily through annual cash bonuses.
Our process for setting executive compensation follows a number of well-defined steps (described in detail below) that occur sequentially during a pay review cycle:
The Compensation Committee periodically conducts an extensive review of the composition of our peer group, considering such factors as labor market competitors, capital competitors (companies considered peers by stock analysts), market competitors, peers of existing peers, peers utilized for strategic planning and peers used by proxy advisory firms. The Compensation Committee conducted an extensive study of the peer group in 2019 and concluded that no changes were warranted. Likewise, in 2021, the Compensation Committee considered whether changes to the peer group were warranted, and again concluded that none were necessary.
In considering a peer group, the Compensation Committee is mindful of the effect of company scope on executive pay. Because the Company’s business model does not emphasize capital accumulation products (e.g., annuities) that produce significant investment income (as a percentage of revenue), the Compensation Committee has determined that the most relevant comparison of size is based on Total Policy Income, which largely reflects premiums and fees. Total Enterprise Value5 is used as a secondary measure of size, reflecting the Company's capitalization—a very important metric for financial companies. For each measure, we use 2020 financial data, the latest available at the time of our analysis.

5 Total Enterprise Value is market capitalization of common equity plus book value of debt minus cash.
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The Company's peer group is shown in the following table:

Company Name	Ticker	2020 Total Policy Income (dollar amounts in millions) ($)	Total Enterprise Value at 12-31-20 (dollar amounts in millions) ($)
AFLAC Inc.	AFL	18,622	33,551
American Financial Group Inc.	AFG	5,118	6,878
American National Group Inc.	ANAT	2,529	2,663
Assurant, Inc.	AIZ	8,276	8,310
Cincinnati Financial Corp.	CINF	5,980	14,060
CNO Financial Group Inc.	CNO	2,511	6,060
Erie Indemnity Company	ERIE	2,568	12,791
Fidelity National Financial, Inc.	FNF	6,298	11,791
Hanover Insurance Group, Inc.	THG	4,527	4,952
Kemper Corp.	KMPR	4,672	6,084
Lincoln National Corporation	LNC	11,743	15,078
Old Republic International Corp.	ORI	6,738	7,090
Primerica, Inc.	PRI	1,326	6,491
Principal Financial Group, Inc.	PFG	6,037	15,668
Unum Group	UNM	9,378	7,927
W. R. Berkley Corp.	WRB	6,931	12,383
75th Percentile		7,267	13,109
Median		6,009	8,119
25th Percentile		4,037	6,389
Globe Life Inc.	GL	3,814	11,713
The peer group contains roughly an equal number of companies that are larger and smaller than the Company, depending on the metric(s) considered. Some peers are selected based on the similarity of their products and distribution models, rather than purely as a result of size considerations. In benchmarking the data, we employ statistical techniques that moderate the effect of differences in size.
Part of the Compensation Committee’s process of structuring and setting executive compensation includes conducting annually, with the assistance of its consultant, a detailed pay and performance analysis of compensation for the Company’s executive officers relative to the pay and performance of executives occupying similar positions in its peer group. The results of these analyses, including the analyses completed in 2021 for 2018 to 2020 performance, show that the Company’s financial performance during this three-year period (which includes various metrics), as measured for compensation purposes, was generally at or above the peer group's median. Total compensation levels as compared to the Company’s peer group are well-aligned with this performance and each officer’s tenure.
Because the Company has Co-CEOs, we benchmark their compensation against the average of the compensation provided to the peer CEO and that company's second-highest paid executive. This approach produces a benchmark that is typically 20% to 30% below the peer CEOs, depending on the component of pay examined. Since the Co-CEOs share the responsibility of leading the Company, we believe this method provides a fairer benchmark of competitive pay than a comparison of their pay to peer CEOs. It should be noted that some proxy advisory firms utilize comparison methodologies that combine the compensation of our two Co-CEOs when benchmarking against peer companies. Because we have Co-CEOs, we are required to annually report a total of six NEOs. To enable a fair comparison of our NEO compensation to that of our peers, we consider only the compensation of our top five NEOs (i.e., the Co-CEOs and three others). This approach avoids an inequitable result in which six of our officers are compared to five officers at our peers.
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The pay for performance relationship was examined by looking at realizable pay for the CEO versus total shareholder return (TSR) for the period 2016 to 2020. This is shown in the graph below. In contrast to the information reported in the Summary Compensation Table, in which Stock Awards reflect the grant date fair value of the award, we believe that realizable pay provides a better picture of the amounts actually earned. The graph shows that realizable compensation of the Company's Co-CEOs was consistent with the total shareholder return of the Company's peer group.

Realizable Pay

Cash payments received
+
Pension value increases
and “other” compensation
+
Realized value of options exercised or shares that vest
+
Change in unrealized value of outstanding equity awards

Horizontal Axis

The percentile ranking of total shareholder return for 2016 to 2020.

Vertical Axis

The percentile ranking of realizable pay earned for 2016 to 2020.

A company’s placement on the graph will vary with the incidence of TSR and realizable pay.

Following the competitive pay review, we update executive salary ranges and target incentive opportunities. This is accomplished using the peer proxy data and trend surveys for the NEOs.
Because long-term incentives are such a significant component of executive compensation, we also conduct an extensive analysis of peer LTI grants. We look at this from two perspectives:
•Shareholder Value Transfer (SVT); and
•LTI grants in share equivalents as a percentage of the peer companies' diluted shares outstanding at the beginning of the year.
Using this data, we create a competitive range, consistent with our compensation strategy, from median to the 75th percentile expressed as a percentage of shares outstanding. We then average the two perspectives and employ smoothing techniques to ensure that the guidelines follow underlying trends, which in our view avoids reacting to short-term conditions. This approach ensures our guidelines reflect competitive pay levels (the SVT perspective) as well as potential ownership. We use the same approach to compute guidelines for the total shares awarded to the top five NEOs. We then compute aggregate guidelines for the entire executive management group by extending the data with reference to published LTI surveys.
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This approach produces awards where the value* is relatively constant as a percentage of market capitalization. This is reflected in the adjacent graph, which shows the grant value of awards as a percentage of market capitalization at the time of grant.
Annual grants to:
•the Co-CEOs average about 7 basis points each;
•the total NEOs (including the Co-CEOs) average about 20 basis points;
•all members of the executive management team (including the NEOs) average about 33 basis points; and
•all employees average about 50 basis points.
Our grant pattern is consistent with our view of LTI awards being a form of ownership, rather than compensation that should be measured relative to the “market.”

The steady annual grants as a percentage of market capitalization are consistent with the long-term nature of our business.

*The option values used in the above graph are based on their relative value implied by the Plan Share counting method used in the 2018 Plan. This calculation uses a consistent year-over-year relative value, unlike the accounting values which change with the prevailing interest rate and other assumptions.

This in-person Compensation Committee meeting (held virtually during ongoing pandemic) is held off cycle from a Board meeting to provide additional time for discussion. At this meeting we make several decisions regarding compensation. The Co-CEOs present to the Compensation Committee their recommendations for 2022 salaries, 2021 bonuses and 2022 LTI awards for each member of the executive management team. The Co-CEOs also present preliminary recommendations for the total LTI awards to be presented to other employees. The Compensation Committee considers their recommendations and, where appropriate, makes determinations regarding such recommendations.
The Compensation Committee then considers compensation for the Co-CEOs and makes four specific decisions regarding matters that are then referred to the independent members of the Board for approval:
•2021 Annual Bonus - This is largely driven by the performance metrics described below. Although the MIP Plan allows the Compensation Committee to make discretionary adjustments (up or down) if warranted by factors not captured by the bonus framework, it has generally been the practice not to adjust the Co-CEOs' awards determined under the bonus framework.
•2022 Base Salary - This amount is based on the salary ranges approved in November, peer salary trends and other broad market trends.
•2022 Target Bonus Opportunity - This decision is based on the target bonus percentage previously adopted and the new base salary.
•2022 Long-Term Incentive Plan Awards - LTI awards are based on peer Co-CEO run rates (defined as the average of their CEO and the second-highest paid officer), prior awards and broad market trends. The Compensation Committee considers different award sizes and the mix of awards among various types of awards.

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These decisions are then subjected to three reasonableness tests:
1.Competitive Co-CEO Target Total Direct Compensation (TTDC)6 - Based on trend factors and peer-reported pay practices (i.e., annual bonus and LTI targets as a percentage of Base Salary), we project the distribution of competitive pay in the following year’s proxy statement. Our compensation strategy positions this measure of compensation at between the median and the 75th percentile.7 We assess how the proposed package will measure relative to the projected distribution.
2.Competitive NEO Target Total Direct Compensation - This is similar to the Co-CEO test, except we compare the average for the top five NEOs (the Company reports six NEOs). This test provides a market comparison that does not require the Company to have the same relative roles as its peers.
3.Run Rate of Long-Term Incentive Awards - Approximately two-thirds of the Co-CEO compensation comes in the form of LTI grants, so how we use those shares is an important reasonableness check. Consistent with our focus on long-term incentives as a means to share ownership, we benchmark share equivalents (as earlier defined) as a percentage of common shares outstanding at the beginning of the year. The guidelines developed in November give us a competitive range for the Co-CEOs, the other NEOs, and executive management.
This meeting is the final step of our annual process. After time for full review and consideration, the Compensation Committee finalizes a formal recommendation to the full Board regarding the four compensation decisions discussed at the January meeting. The Compensation Committee also formally approves the granting of LTI awards to employees other than the Co-CEOs. Lastly, the Compensation Committee approves the performance goals for the annual and LTI plans.
Assessment of 2021 Advisory Vote on Executive Compensation

The Company conducted a non-binding, advisory shareholder vote on executive compensation (known as a “Say-on-Pay” vote), as disclosed in the 2021 Proxy Statement, at its Annual Meeting held on April 29, 2021. At that meeting, the voting shareholders overwhelmingly approved (approximately 93%) on an advisory basis the executive compensation disclosed in the 2021 Proxy Statement.
The Company has considered the results of the “Say-on-Pay” vote in determining its compensation policies and decisions. Company management evaluated the support levels in these advisory votes in making its recommendations to the Compensation Committee regarding 2022 salaries, 2021 bonus decisions and equity awards to the NEOs following a “pay for performance” model. The Compensation Committee also reviewed these 2021 voting results and considered them in establishing the compensation levels for the NEOs other than the Co-CEOs in 2022 and in making its recommendations to the full Board regarding Co-CEO compensation in 2022.
93%
of the votes cast on the proposal were in support of our 2020 compensation program

6 The sum of annual Base Salary, plus target annual bonus, plus the grant date value of long-term incentive awards.
7 Percentile distributions can change significantly year over year. We use various statistical and smoothing techniques to provide a more stable and accurate measure.
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Elements of Compensation8

The total compensation package for all executives at the Company and its subsidiaries, including the NEOs, consists of multiple elements. Some of these elements focus on compensation paid during the executive’s active working career, while others focus on compensation and benefits paid upon or related to retirement. Executives may also receive certain limited perquisites and personal benefits.
When the Committee annually reviews compensation, it primarily focuses on the “Target Pay” of the executive – the salary, target bonus and accounting grant value of long-term incentives.
The adjacent graph shows the relative importance of these elements in the Co-CEO 2021 target pay mix and illustrates that 88% is performance-linked.

Base Salaries

The Compensation Committee sets (or, in the case of a Co-CEO, recommends to the Board) base salaries for our NEOs. Factors considered included competitive pay ranges, the officer’s experience in the position, pay relative to organizational peers and individual performance. The Co-CEOs are paid on a 12-month basis commencing March 1 and ending on the last day of February of the following year, and the other NEOs are paid on a calendar-year basis. Effective January 21, 2022, the Compensation Committee set salaries for the NEOs, with the exclusion of Messrs. Coleman and Hutchison (whose salaries were set by the Board on February 23, 2022), as shown in the table below:

Name	2021 Salary ($)	2022 Salary ($)
Gary L. Coleman	1,000,000	1,025,000
Larry M. Hutchison	1,000,000	1,025,000
Frank M. Svoboda	590,000	650,000
J. Matthew Darden	590,000	650,000
Steven K. Greer	505,000	530,000
Michael C. Majors	445,000	465,000

Annual Cash Bonuses
Annual cash bonuses are a key component of our executive compensation program and are positioned as a percentage of salary between the 25th percentile and median. In 2021, we operated using an annual Management Incentive Plan (MIP Plan), under which annual cash bonuses were paid to the Co-CEOs and other NEOs. That plan utilized a “Plan within a Plan” approach in which the criteria set by the Compensation Committee stipulated the maximum bonus that could be paid to each NEO covered under the MIP Plan.9 The Compensation Committee was also authorized to pay discretionary bonuses to executives outside of the MIP Plan.
As noted, the MIP Plan establishes an upper limit for bonuses to covered employees. The actual bonuses paid are developed using an annual incentive plan framework that determines an initial award, subject to adjustment by the Compensation Committee. For 2021, the Compensation Committee tied the annual incentive plan framework to three metrics, assigning different weights to each: (i) net operating income earnings per share (EPS) growth, (ii) underwriting income growth, and (iii) net operating income as a return on equity, excluding net unrealized gains or losses on fixed maturities (NOI ROE), subject to the Committee's discretion to further adjust the bonuses based upon consideration of subjective factors. Each metric was calculated excluding the effect of any COVID-19 deaths.
8 The value of the retirement benefit, which is fixed by a formula relating average cash compensation and service, is excluded because the accounting value can vary significantly from year to year due to changes in the interest rate environment. However, the Committee does periodically consider the competitiveness of the defined benefit plan and its place in the compensation mix.
9 The criteria established by the Compensation Committee specify that a bonus pool equal to 2% of pre-tax operating income will be established. For 2021, this pool was $20,107,000. Per the terms of the MIP Plan, the bonus payable to each of the Co-CEOs cannot exceed 30% of the pool ($5.52 million for 2021) and the bonus paid to each of the other covered employees cannot exceed 10% of the pool ($1.84 million for 2021).
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		EPS Growth (40%)	Underwriting Income Growth (30%)	NOI ROE (30%)
Threshold	50%	1.0%	0.0%	12.8%
Target	100%	6.0%	4.5%	13.8%
Maximum	150%	11.0%	9.0%	14.8%
As noted in the Executive Summary, for 2021, net operating income EPS grew 8.3%, underwriting income increased 5.3% and NOI ROE from continuing operations was 14.0%, yielding a total framework bonus for the NEOs equal to 108.3% of their target bonus amount. This is shown in the following table. The bonuses for Messrs. Svoboda, Darden and Majors were recommended by the Co-CEOs and approved by the Compensation Committee, in accordance with the MIP Plan. The bonuses shown for Messrs. Coleman and Hutchison were recommended by the Compensation Committee and approved by the independent members of the Board.

Name	Target Bonus as a % of Salary	Target Bonus Amount[1] ($)	Framework Bonus[2] ($)	Actual Bonus Paid ($)
Gary L. Coleman	140%	1,400,000	1,516,000	1,520,000
Larry M. Hutchison	140%	1,400,000	1,516,000	1,520,000
Frank M. Svoboda	65%	384,000	416,000	410,000
J. Matthew Darden	65%	384,000	416,000	410,000
Michael C. Majors	55%	245,000	265,000	245,000
Total		3,813,000	4,129,000	4,105,000

[1] Reflects target bonus amount based on targeted EPS growth, underwriting income growth and NOI ROE in 2021. The degree to which these objective criteria were achieved, along with subjective criteria considered by the Compensation Committee, were used in determining (or, in the case of the Co-CEOs, recommending to the independent members of the Board) the amount by which the maximum bonus payable to each participating NEO would be reduced. The threshold bonus amount is equal to half the target. The maximum bonus is equal to the lesser of 150% of target or the amount allowed by the MIP Plan. Rounded to the thousandth (000).
[2] Bonus earned based on the 2021 performance framework, before Compensation Committee discretion, was equal to 108.3% of Target Bonus, rounded to the thousandth (000).

Mr. Greer’s 2021 bonus was not paid pursuant to the MIP Plan. The Compensation Committee awarded him a bonus of $300,000 based upon the Co-CEOs’ assessment of his performance as Chief Executive Officer of the American Income Life Division, which was based in part on growth in premium, growth in and production of the sales force and profitability of the American Income Life Division, and in part on the Company’s 2021 results.
Long-Term Equity Incentives
The principal vehicle we use to distribute long-term incentive compensation to our Company and subsidiary executives, officers and key employees is stock options, with members of the executive management team currently also receiving performance share awards. Time-vested restricted stock awards were made in prior years, but were generally replaced by performance share awards.

Stock Options	•	Granted to all equity award recipients
	•	No timing of awards - made annually at the February Compensation Committee meeting
	•	Granted at market price
	•	Options generally have a 7-year term, vesting 50% on 2nd-year anniversary of grant date and remaining 50% on 3rd-year anniversary

Performance Shares	•	Performance-based vesting
	•	Awards granted based on cumulative performance over a 3-year period
	•	Granted only to members of the executive management team

Restricted Stock	•	Since 2013, restricted stock has only been granted to executive officers on a select basis where there is a need for further retention
	•	These awards, historically, have vested after 5 years, with no partial vesting or vesting for early retirement
	•	No time-vested restricted stock awards were made to NEOs in 2021
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The performance shares awarded on February 24, 2021 will be earned and issued following the end of the three-year performance period from January 1, 2021 through December 31, 2023, based on the extent to which the Company achieves various performance goals established by the Compensation Committee, including: (i) cumulative growth in EPS over the performance period, (ii) cumulative growth in underwriting income over the performance period, and (iii) average of the annual NOI ROE for the years 2021, 2022 and 2023. Each metric is to be calculated excluding the effect of any COVID-19 deaths, tax rate changes and changes in accounting for long-duration contracts. Refer to Appendix A—Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.
We utilize the same measures on an annual basis and on a moving three-year average because our business primarily involves the sale of life insurance policies having long durations and, unlike many other businesses, we are therefore limited in our ability to reverse short-term decisions. Because these measures are the same as the measures used to monitor our business, we believe it is appropriate to use them to determine executive compensation. The performance goals, expressed as the average annual growth rate for the EPS and underwriting income performance measures, over the three-year performance period are as follows:

		EPS Growth (40%)	Underwriting Income Growth (30%)	Average NOI ROE (30%)
Threshold	50%	3.0%	1.0%	12.6%
Target	100%	7.0%	5.0%	13.6%
Maximum	150%	11.0%	9.0%	14.6%
The incentive plan under which stock options and performance shares were awarded in 2021 was the 2018 Plan (as defined herein). The purposes of the 2018 Plan are to promote the success and enhance the value of the Company by linking the personal interests of employees, officers and directors of the Company and its subsidiaries to our shareholders and to incentivize outstanding individual performance.
The 2018 Plan authorizes the Compensation Committee to set the performance metrics and goals for performance share awards as well as the restrictions on restricted stock awards, if any, and their vesting periods. The Compensation Committee is charged with determining the type of stock options it awards or recommends, the time and conditions of exercise of options and the methods of acceptable payment to exercise stock options. All stock options are granted with exercise prices equal to the fair market value of the Company’s common stock, which is defined by the 2018 Plan as the NYSE market closing price on the grant date. The grant date for stock options, performance share awards, and restricted stock awards is the date of the Compensation Committee or Board meeting at which the Compensation Committee or the independent members of the Board review and determine the persons to receive options, performance shares and/or restricted stock and the number of options, performance shares and/or restricted stock.
The Compensation Committee and the independent members of the Board do not time the grant of stock options, performance shares, or restricted stock in consideration of the release of material non-public information, whether or not that information may favorably or unfavorably impact the price of Company common stock. The consideration and grant of equity incentive awards to participants in the incentive plan, whether in the form of options, performance shares and/or restricted stock, normally occurs during the window period that opens each year following the release of the prior year’s reported earnings.
In making individual long-term incentive awards, our practice has been to set award guidelines by position and keep those share levels relatively constant, as a percentage of market capitalization, over successive award cycles. Individual awards are then made relative to the guidelines, reflecting individual performance and retention needs. The common industry practice of determining a competitive annual grant value and then calculating a number of shares to be awarded based on that value produces the counterintuitive result of larger share grants when stock prices decline and smaller grants when prices increase. It also distorts the relative value of options versus full-value share awards (e.g., performance shares and restricted stock) during times of increased market volatility.
For the Co-CEOs and aggregate awards, the guidelines are expressed as a percentage of the shares outstanding at the beginning of the year. This approach ensures that ongoing buybacks of shares do not automatically produce larger relative awards and that the value of awards granted to employees is proportionate to the total shareholder value of the Company. The awards made in 2021 were made using the grant guidelines that were developed in 2020, based on an analysis of peer grant practices, measured in terms of dollar value and peer dilution rather than just dollar value.
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Based upon recommendations from the Co-CEOs, the Compensation Committee, as the administrator of the plan, determined the NEOs (other than the Co-CEOs), other officers and key employees (a total of 160 persons) who received non-qualified stock option grants and/or performance share awards on February 24, 2021. In a February 24, 2021 meeting, the independent members of the Board acted upon the recommendation from the Compensation Committee and awarded Co-CEOs Gary L. Coleman and Larry M. Hutchison each 33,000 performance shares (at target) and non-qualified options on 140,000 shares with an exercise price equal to the market closing price on that date and a term of seven years. In making the 2021 grants, the Compensation Committee considered the Co-CEOs’ recommendations for all persons other than themselves, individual performance and the Company’s succession planning and retention needs.
Stock Ownership/Retention Guidelines
We have formal guidelines that require the following minimum stock ownership levels:

Position	Stock Ownership Level

Chief Executive Officer(s) of Company	6 x Annual Salary

Executive Vice Presidents of Company	3 x Annual Salary

Chief Executive Officers of Agency/Marketing Divisions of Principal Insurance Subsidiaries	2 x Annual Salary

Executive Officers of Company and its Subsidiaries designated by Governance & Nominating Committee	1 x Annual Salary

Non-Management Directors of Company	5 x Annual Cash Retainer

The directors, the Co-CEOs, and the executive officers who are subject to the above-described stock ownership guidelines have a seven-year period from the January 1, 2007 inception of these guidelines, initial election as a director (if first elected after January 1, 2007), or initial inclusion in the above-described categories of executive officers. For purposes of meeting these ownership guidelines, common shares deemed owned, either directly or indirectly, for reporting purposes pursuant to Section 16(a) of the Securities Exchange Act of 1934, junior subordinated debentures of the Company, shares held in unitized stock funds in the Company’s thrift/401(k) plan, time-vested restricted stock and restricted stock units are counted. Stock options and performance share awards are not counted toward attainment or continued satisfaction of the ownership guidelines.
Until the minimum ownership levels are attained within the requisite period, the director or executive officer cannot sell any shares owned outright, sell any restricted stock when vested or performance shares when issued other than those shares necessary to pay withholding taxes, or execute a “cashless” option exercise where more shares are sold than are necessary to pay the option exercise price and withholding taxes. The executive or director must retain all “profit shares” (the net shares remaining after payment of the option exercise price and taxes owed at the time of an option exercise, vesting of restricted stock or earnout of performance shares) until minimum ownership levels are met; provided, however, that in exceptional circumstances, upon obtaining an advance and specifically-defined waiver of the guidelines from the Governance and Nominating Committee of the Board, profit shares may be sold.
We have no formal stock retention policy for shares derived from stock options or other equity grants after the stock ownership guidelines have been met. The Company believes the decisions regarding when to exercise options and whether to retain stock should be each individual award recipient’s decision if that award recipient is in compliance with the stock ownership guidelines.
Our insider trading policy prohibits directors, officers and employees of the Company and its subsidiaries who are subject to Section 16 reporting requirements from purchasing financial instruments (such as prepaid variable contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company equity securities granted to any such director or officer by the Company or held, directly or indirectly, by the director or officer.
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Retirement and Other Benefits
The Company has chosen to provide certain retirement benefits, either broadly or to specific individuals, to attract and retain employees and executives by enabling retirement savings and planning, as shown in the table below:

All Employees		Designated Executives
•	Defined Benefit Pension Plan	•	Retirement Life Insurance Agreements
•	Group Term Life Insurance	•	Supplemental Executive Retirement Plan (SERP)
•	Post-Employment Health Coverage
The SERP was put in place to encourage executives at certain levels to continue to work past the Company’s established early retirement age of 55. Our NEOs are among the 24 persons designated in 2021 by the Compensation Committee as participants in the SERP.
Savings Plans
Eligible executives and employees may choose to participate in the Globe Life Inc. Savings and Investment Plan (the "Thrift Plan"), a funded tax-qualified defined contribution plan. During 2006 and earlier years, they could elect to contribute a designated percentage up to 16% of their after-tax salary to the Thrift Plan and select an investment fund or funds from a menu offered by the plan. The Company would match on a 50% basis all employee contributions up to 6% of the employee’s salary. Investment vehicles included a unitized Company common stock fund and a broad spectrum of unaffiliated mutual funds. Based upon the recommendations of the Compensation Committee as well as Company management, the Board of Directors approved a series of amendments to the Thrift Plan, effective January 1, 2007, which inserted provisions under Section 401(k) of the Code for pre-tax contributions commencing on that date. No additional after-tax contributions to the Thrift Plan were permitted after December 31, 2006. Contributions up to a maximum amount ($19,500 in 2021) are allowed by the Internal Revenue Service. An annual "catch-up" contribution (up to an additional $6,500 in 2021) is permitted for employees age 50 or older. The Company matches employee pre-tax contributions up to specified amounts, as shown in the table below. Each of the NEOs participates in this plan.

Company Match[1]	Pre-Tax Contributions
100%	First 1% of Salary
50%	Next 5% of Salary
1 Maximum annual Company match is $10,150.

Retirement Life Insurance Agreements

The Company provides retirement life insurance benefit agreements to a closed group comprised of certain of its executives, including some of the NEOs, and certain executives of its subsidiary companies. The agreements provide a life insurance benefit to a participating executive, effective upon the later of his 65th birthday or his retirement date, with coverage equal to a designated percentage (which will vary based upon the executive’s age at the nearest birthday to his date of retirement—from 65% at age 55 to 100% at age 62 or over) of an amount equal to two times the executive’s salary and bonus in his final year of employment prior to retirement, less $5,000. Such insurance benefits, which are payable on the participating executive’s death, for certain executives may not exceed $1,995,000 and for other executives may not exceed $495,000. Messrs. Coleman and Hutchison each have a Retirement Life Insurance Agreement with a $1,995,000 maximum benefit and Mr. Majors has a Retirement Life Insurance Agreement with a $495,000 maximum benefit. Messrs. Svoboda, Darden and Greer do not have Retirement Life Insurance Agreements.
Perquisites and Personal Benefits
We have chosen to offer only a very limited number of perquisites and personal benefits to our NEOs, including the personal use of Company aircraft, Company-paid country club and other club dues, personal use of Company-paid event tickets, and costs associated with family members’ travel to Company meetings. We have not incurred significant expense as a result of the usage of perquisites and personal benefits. The aggregate incremental cost of perquisites for 2021 exceeded $10,000 for three of the NEOs reflected in the Summary Compensation Table.
    43                 GL 2022 Proxy Statement

Termination of Employment and Change in Control
All employees, including the NEOs, holding Company stock options have option grant agreements that provide for varying exercise periods after termination of employment depending on the circumstances of the termination (voluntary termination, involuntary termination without cause, early retirement, retirement at or after age 60, normal retirement, disability and death). Generally, currently outstanding stock options provide for post-termination exercise periods ranging from one month for voluntary terminations to the longer of the remaining option term or one year from the date of death in the case of the optionee’s death. Any unvested options immediately vest in full upon retirement at or after age 65, provided that the Participant’s Retirement occurs after the first anniversary of the Grant Date (absent an exception by the Compensation Committee); on disability; or upon death. Termination of employment for cause results in expiration of all options on the date of the termination notice.
Change in control provisions are contained in various Company plans applicable to executives as well as to all Company employees. Options granted under the Company’s 2018 Plan (or the 2011 Plan, as applicable) provide that such options become fully exercisable if the executive’s employment is terminated without cause or the executive resigns for good reason within two years after the effective date of a change in control. The MIP Plan requires that the plan must be assumed by a successor to the Company and that bonus payouts accelerate if an executive is terminated without cause or the executive resigns for good reason following a change in control of the Company.
Our executives are subject to post-termination obligations of confidentiality pursuant to confidentiality agreements that they sign while employed. These post-termination confidentiality obligations do not relate to any cash compensation or cash benefits payable or to be payable upon certain triggering events. Beginning in 2015, all executives receiving performance share awards and certain executives receiving stock options have been subject to non-solicitation, non-competition and confidentiality provisions contained in the respective grant agreements.
The Company and its subsidiaries do not enter into employment contracts, severance agreements, salary continuation agreements or severance plans with executives or directors at the time of their employment or election, respectively. To the extent that executives negotiate oral or written severance arrangements or other post-termination payments for current cash compensation, benefits and perquisites and outstanding equity compensation (outside of the provisions of the applicable stock incentive plan), this is done on an individual basis at the time of their contemplated departure. Perquisites and other personal benefits are not extended on a post-termination basis.
Clawback Provisions
Bonuses paid to executives pursuant to the MIP Plan are subject to recapture or “clawback” provisions. If the Company’s financial results are materially restated, the Compensation Committee has the authority to determine whether and which executives will be required to forfeit the right to receive any future payments under the plan and/or to recapture prior payments they determine to have been inappropriately received by an executive. Additionally, if the Company’s financial results are restated due to fraud or material noncompliance by the Company, as a result of misconduct, with any financial reporting requirements of the federal securities laws, the Co-CEOs, the CFO and any other executive participating in the plan who the Compensation Committee determines participated in or was responsible for the fraud or material noncompliance causing the restatement must repay any amounts paid to him or her in excess of those that would have been paid under the restated results and forfeits the right to receive any future payments under the plan.
Awards made pursuant to the annual bonus plan may be recaptured by the Company on the occurrence of certain specified events if the Compensation Committee so specifies in the award certificate or grant agreement. Such specified events may include, but are not limited to, termination of employment for cause; violation of material Company policies; breach of non-competition, confidentiality or other restrictive covenants that may apply to the award recipient; other conduct by the award recipient detrimental to the business or reputation of the Company or its subsidiaries; or a later determination that the vesting of, or amount realized from, a performance award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the award recipient caused or contributed to the material inaccuracy.
Tax and Accounting Implications of Compensation
As one of the factors considered in performing its duties, the Compensation Committee evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various structures, payments, and benefits. The deductibility of some types of compensation depends upon the timing of an executive’s vesting or
    44                 GL 2022 Proxy Statement

exercise of previously-granted rights. Deductibility may also be affected by interpretations of and changes in tax laws such as Section 162(m) of the Code, which generally provides that the Company may not deduct compensation of more than $1,000,000 paid to certain executives. Compensation paid pursuant to the MIP Plan of the Company, as well as certain awards under the 2011 Plan, were intended to qualify as “performance-based compensation” which was exempt from the limits of Section 162(m). However, on December 22, 2017 the Tax Cuts and Jobs Act (tax legislation) was signed into law, generally eliminating the performance-based compensation exception under Section 162(m) with respect to compensation paid after December 31, 2017. The tax legislation provides that compensation paid after 2017 is grandfathered if the compensation is paid pursuant to a binding written agreement that was in effect on November 2, 2017. As a result, performance-based compensation arrangements entered into prior to November 2, 2017 continue to be considered performance-based compensation not subject to the limits of Section 162(m). Beginning in 2018, new awards of performance-based bonuses and equity compensation are not eligible for the performance-based exemption from Section 162(m). The Compensation Committee will not limit its decisions with respect to executive compensation to that which is deductible under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company. Because of the importance of linking pay and performance, we expect that annual bonus opportunities and certain equity awards will continue to impose performance conditions. Therefore, we do not anticipate that the changes to Section 162(m) will materially impact the design of our compensation program.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Globe Life Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with Company management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Linda L. Addison, Chair
Charles E. Adair
James P. Brannen
Jane Buchan

February 23, 2022

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934.
    45                 GL 2022 Proxy Statement

SUMMARY COMPENSATION TABLE
The table below summarizes various categories of compensation earned in 2021 by the persons who served as the Company’s Co-CEOs, its CFO and the three next most highly compensated executive officers of the Company. The six named executive officers had 2021 salaries and bonuses (as reflected in the Non-Equity Incentive Plan Compensation column or the Bonus column below) in the aggregate which represented 30.16% of their total compensation in 2021. None of the executive officers listed in the table has a written or unwritten employment agreement or arrangement with the Company or any of its subsidiaries.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1,2,3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
Gary L. Coleman	2021	1,000,096	0	3,244,560	2,521,400	1,520,000	0	67,698	8,353,754
Co-Chairman and Chief Executive Officer	2020	1,007,981	0	3,324,420	2,037,000	810,000	1,939,280	40,229	9,158,910
	2019	942,308	0	2,889,600	2,130,000	1,590,000	717,872	72,499	8,342,279
Larry M. Hutchison	2021	1,000,096	0	3,244,560	2,521,400	1,520,000	0	37,610	8,323,666
Co-Chairman and Chief Executive Officer	2020	1,007,981	0	3,324,420	2,037,000	810,000	1,210,731	53,232	8,443,364
	2019	942,308	0	2,889,600	2,130,000	1,590,000	745,486	39,869	8,337,263
Frank M. Svoboda	2021	590,058	0	1,081,520	1,170,650	410,000	462,324	28,736	3,743,288
Executive Vice President & Chief Financial Officer	2020	596,711	0	1,108,140	945,750	350,000	1,323,154	24,544	4,348,299
	2019	559,538	0	990,720	923,000	435,000	1,276,063	23,537	4,207,858
J. Matthew Darden	2021	590,077	0	884,880	900,500	410,000	248,794	23,949	3,058,200
Executive Vice President & Chief Strategy Officer	2020	591,115	0	805,920	654,750	350,000	535,474	23,395	2,960,654
	2019	539,769	0	619,200	568,000	420,000	406,093	9,800	2,562,862
Steven K. Greer	2021	505,058	300,000	786,560	720,400	0	150,151	9,760	2,471,929
Chief Executive Officer, American Income Life Division	2020	508,442	265,000	755,550	582,000	0	414,302	38,683	2,563,977
	2019	474,654	270,000	660,480	568,000	0	237,233	96,035	2,306,402
Michael C. Majors	2021	445,038	0	688,240	666,370	245,000	297,698	11,743	2,354,089
Executive Vice President - Administration & Investor Relations

1 Amounts shown in this column for Coleman, Hutchison, Svoboda, Darden, Greer and Majors for 2021 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 24, 2021 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($4,866,840), Hutchison ($4,866,840), Svoboda ($1,622,280), Darden ($1,327,320), Greer ($1,179,840), and Majors ($1,032,360).
2 Amounts shown in this column for Coleman, Hutchison, Svoboda, Darden and Greer for 2020 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 26, 2020 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($4,986,630), Hutchison ($4,986,630), Svoboda ($1,662,210), Darden ($1,208,880) and Greer ($1,133,325).
3 Amounts shown in this column for Coleman, Hutchison, Svoboda, Darden and Greer for 2019 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 28, 2019 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($5,779,200), Hutchison ($5,779,200), Svoboda ($1,981,440), Darden ($1,238,400) and Greer ($1,320,960).
4 Assumptions used in calculating the aggregate grant date fair value in accordance with ASC 718 are set out in Note 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2021.
    46                 GL 2022 Proxy Statement

5 Change in Pension Value and Non-Qualified Deferred Compensation Earnings:

Name	Year	Increase in Present Value Pension Plan ($)	Decrease in Present Value Pension Plan ($)	Increase in Present Value SERP ($)	Decrease in Present Value SERP ($)
Gary L. Coleman	2021		156,324		574,094
	2020	374,973		1,564,307
	2019	184,064		533,808
Larry M. Hutchison	2021		144,344		522,869
	2020	255,108		955,623
	2019	183,740		561,746
Frank M. Svoboda	2021	106,189		356,135
	2020	259,057		1,064,097
	2019	286,323		989,740
J. Matthew Darden	2021	63,659		185,135
	2020	129,478		405,996
	2019	116,661		289,432
Steven K. Greer	2021	54,484		95,667
	2020	112,543		301,759
	2019	91,686		145,547
Michael C. Majors	2021	82,715		214,983

6 Includes Company matching contribution to each executive's 401(k) Plan account; excess premiums for additional life insurance for Coleman, Hutchison, Svoboda and Majors; and the categories and quantified amounts (if required) of perquisites and personal benefits required to be reported by SEC Regulation S-K, Item 402 (c)(2)(ix) for executives.

Name	Perquisites* ($)	401(k) Match ($)	Excess Premiums for Additional Life Insurance ($)	Total ($)
Gary L. Coleman	30,088	10,150	27,460	67,698
Larry M. Hutchison		10,150	27,460	37,610
Frank M. Svoboda	12,841	10,150	5,745	28,736
J. Matthew Darden	13,799	10,150		23,949
Steven K. Greer		9,760		9,760
Michael C. Majors		10,150	1,593	11,743

*For Mr. Coleman, the amount listed reflects the aggregate incremental cost of personal use of corporate aircraft ($29,588) and a holiday charitable contribution. For Messrs. Svoboda and Darden, the amount reflects the aggregate incremental cost of personal use of certain Company-purchased tickets and country club dues.

The Company occasionally allows executives the personal use of tickets for sporting and special events previously acquired by the Company for business entertainment purposes. For certain tickets acquired by the Company, there is no incremental cost to the Company for such use.
For purposes of compensation disclosure, the value of personal use of Company aircraft is calculated using the actual variable costs incurred by the Company associated with such flights, including fuel, maintenance of the planes, "dead head" flights, pilot travel expenses, on-board catering, landing and parking fees, and other variable costs. Fixed costs, such as pilots' salaries, are not included since they do not change with usage.
    47                 GL 2022 Proxy Statement

CEO PAY RATIO
The Pay Ratio Disclosure Rule, codified in Item 402(u) of Regulation S-K and adopted pursuant to Section 953(b) of the Dodd-Frank Act, requires the Company to calculate and disclose the ratio of the annual total compensation of its CEO to the median of the annual total compensation of its employees.
For 2021, our last completed fiscal year:
•The annual total compensation of the Company's Co-CEO10 was $8,360,786, consisting of the total compensation reported for him in the Summary Compensation Table included in this Proxy Statement plus non-cash compensation in the form of Company-paid healthcare benefits; and
•The median of the annual total compensation of all employees of the Company (other than the Co-CEOs) was $56,843.
Based on this information, for 2021, the ratio of the annual total compensation of the Company's Co-CEO to the median of the annual total compensation of all employees was 147 to 1.11 The Company believes, however, that since companies may employ different methodologies and assumptions to determine such a ratio, this pay ratio should not be relied upon for comparison purposes with the Company's peers.
In 2021, for purposes of our pay ratio calculation, we used the same median employee (a U.S. resident full-time employee) as identified for 2020. This approach was deemed appropriate because there were no changes in our employee population or employee compensation arrangements that we believed would significantly impact our pay ratio disclosure. Additional information regarding the methodology used by the Company to identify its employee population and the "median employee" for 2020 (which is the same methodology relied upon for 2021, given that the median employee did not change) may be found in the "CEO Pay Ratio" section of the Company's Proxy Statement filed on March 18, 2021, available on the Company's website at https://investors.globelifeinsurance.com under Annual Reports, 10-K, and Proxy Statements.
Calculation of Annual Total Compensation and CEO Pay Ratio
•To determine the annual total compensation of the Company's Co-CEO, we used the total compensation amount ($8,353,754) reflected in the 2021 Summary Compensation Table included in this Proxy Statement, then added non-cash compensation consisting of Company-paid healthcare benefits.12
•We then combined all of the elements of the “median employee’s” compensation for 2021, in accordance with requirements of Item 402(c)(2)(x) of Regulation S-K, and added non-cash compensation consisting of Company-paid healthcare benefits,13 in order to arrive at the “median employee’s” annual total compensation amount ($56,843).
•Finally, we calculated the ratio of the annual total compensation paid to the Company's Co-CEO to that of the median employee (CEO pay ratio) based upon these results. The resulting ratio is a reasonable estimate calculated in a manner consistent with 402(u) of Regulation S-K.

10 Because the Company operated with Co-CEOs during 2021, the annual total compensation of Co-CEO Gary L. Coleman (referenced to herein as "the Company's Co-CEO"), which was higher than that of Co-CEO Larry M. Hutchison, was utilized for purposes of calculating the CEO pay ratio.
11 Using the annual total compensation of Mr. Hutchison, the other Co-CEO, for calculation purposes likewise would have resulted in a ratio of 147 to 1.
12 Company-paid healthcare benefits, totaling $7,032, were included in the calculation of the annual total compensation of the Company's Co-CEO for 2021.
13 Company-paid healthcare benefits, totaling $4,668, were included in the calculation of the median employee's annual total compensation for 2021.
    48                 GL 2022 Proxy Statement

2021 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options[3] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[4] ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary L. Coleman	Options	2/24/2021								140,000	98.32	2,521,400
	Performance Shares	2/24/2021				16,500	33,000	49,500				3,244,560
	Annual Cash		700,000	1,400,000	2,100,000
Larry M. Hutchison	Options	2/24/2021								140,000	98.32	2,521,400
	Performance Shares	2/24/2021				16,500	33,000	49,500				3,244,560
	Annual Cash		700,000	1,400,000	2,100,000
Frank M. Svoboda	Options	2/24/2021								65,000	98.32	1,170,650
	Performance Shares	2/24/2021				5,500	11,000	16,500				1,081,520
	Annual Cash		191,750	383,500	575,250
J. Matthew Darden	Options	2/24/2021								50,000	98.32	900,500
	Performance Shares	2/24/2021				4,500	9,000	13,500				884,880
	Annual Cash		191,750	383,500	575,250
Steven K. Greer	Options	2/24/2021								40,000	98.32	720,400
	Performance Shares	2/24/2021				4,000	8,000	12,000				786,560
	Annual Cash
Michael C. Majors	Options	2/24/2021								37,000	98.32	666,370
	Performance Shares	2/24/2021				3,500	7,000	10,500				688,240
	Annual Cash		122,375	244,750	367,125
1 Estimated future payouts under non-equity incentive plan awards are calculated pursuant to the Company’s annual bonus plan. This plan provides a single estimated bonus payout at the maximum level available to the participating executive if objectives are met, subject to the Compensation Committee’s discretion to reduce the amount pursuant to an incentive plan framework and subjective criteria as described in the Annual Cash Bonuses section of this Proxy Statement. On January 21, 2022, the Compensation Committee received certification of attainment of the bonus objectives for Messrs. Svoboda, Darden and Majors who were paid the bonuses shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table shortly thereafter. On February 23, 2022, the independent members of the Board approved the payment of the bonuses as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table to Messrs. Coleman and Hutchison based upon receipt by the Compensation Committee on January 21, 2022 of the certification of attainment of their bonus objectives.
2 Performance shares awarded February 24, 2021, pursuant to the Company’s 2018 Plan and to be issued upon vesting following completion of the three-year performance period commencing January 1, 2021 and ending December 31, 2023 and certification of attainment of specified targets for cumulative net operating income earnings per share, underwriting income and average NOI ROE for the performance period.
3 Non-qualified stock options granted February 24, 2021 to Messrs. Svoboda, Darden, Greer and Majors have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded by the Compensation Committee. Non-qualified stock options granted February 24, 2021 to Messrs. Coleman and Hutchison have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded by the independent members of the Board. All of the options granted on the above date vest as to 50% of the shares on the second anniversary of the grant date and as to the remaining 50% of the shares on the third anniversary of the grant date.
4 The values included in this column represent the grant date fair value of performance share awards, restricted stock and option awards computed in accordance with ASC 718. The assumptions utilized for options are set out in Note 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2021.

    49                 GL 2022 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary L. Coleman	02/24/21		140,000	1		98.3200	02/24/28
	02/26/20		140,000	1		100.7400	02/26/27
	02/28/19	75,000	75,000	1		82.5600	02/28/26
	02/26/18	150,000				87.6000	02/26/25
	02/21/17	150,000				77.2600	02/21/24
	02/24/16	50,000				50.6400	02/24/26
								02/24/21					49,500	4	4,639,140	3
								02/26/20					33,000	5	3,092,760	3
								02/28/19	15,680	2	1,469,530	3
Larry M. Hutchison	02/24/21		140,000	1		98.3200	02/24/28
	02/26/20		140,000	1		100.7400	02/26/27
	02/28/19	75,000	75,000	1		82.5600	02/28/26
	02/26/18	150,000				87.6000	02/26/25
	02/21/17	150,000				77.2600	02/21/24
	02/24/16	50,000				50.6400	02/24/26
								02/24/21					49,500	4	4,639,140	3
								02/26/20					33,000	5	3,092,760	3
								02/28/19	15,680	2	1,469,530	3
Frank M. Svoboda	02/24/21		65,000	1		98.3200	02/24/28
	02/26/20		65,000	1		100.7400	02/26/27
	02/28/19	32,500	32,500	1		82.5600	02/28/26
	02/26/18	65,000				87.6000	02/26/25
	02/21/17	62,000				77.2600	02/21/24
								02/24/21					16,500	4	1,546,380	3
								02/26/20					11,000	5	1,030,920	3
								02/28/19	5,376	2	503,839	3
J. Matthew Darden[6]	02/24/21		50,000	1		98.3200	02/24/28
	02/26/20		45,000	1		100.7400	02/26/27
	02/28/19	15,960	20,000	1		82.5600	02/28/26
	02/26/18	24,890				87.6000	02/26/25
	02/21/17	19,551				77.2600	02/21/24
								02/24/21					13,500	4	1,265,220	3
								02/26/20					8,000	5	749,760	3
								02/28/19	3,360	2	314,899	3

    50                 GL 2022 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2021 (continued)

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven K. Greer	02/24/21		40,000	1		98.3200	02/24/28
	02/26/20		40,000	1		100.7400	02/26/27
	02/28/19	20,000	20,000	1		82.5600	02/28/26
	02/26/18	40,000				87.6000	02/26/25
	02/21/17	38,000				77.2600	02/21/24
	02/24/16	35,000				50.6400	02/24/23
								02/24/21					12,000	4	1,124,640	3
								02/26/20					7,500	5	702,900	3
								02/28/19	3,584	2	335,892	3
Michael C. Majors	02/24/21		37,000	1		98.3200	02/24/28
	02/26/20		37,000	1		100.7400	02/26/27
	02/28/19	17,500	17,500	1		82.5600	02/28/26
	02/26/18	18,000				87.6000	02/26/25
								02/24/21					10,500	4	984,060	3
								02/26/20					7,000	5	656,040	3
								02/28/19	3,136	2	293,906	3
1 Stock options vest at the rate of 50% on second and third anniversaries of grant date, with a seven-year term.
2 Performance shares to be issued with respect to a three-year performance period commencing January 1, 2019 and ending December 31, 2021, based upon the degree of satisfaction of three performance criteria. Shares shown reflect actual performance attained during the period and will vest in 2022 upon certification of achievement of performance objectives by the Compensation Committee.
3 Calculated using 2021 year-end closing market price of $93.72 per share.
4 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2021 and ending December 31, 2023, if at all, based upon the degree of satisfaction of three performance criteria. Number of shares reflects next higher performance level, target or maximum, projected at fiscal year-end 2021.
5 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2020 and ending December 31, 2022, if at all, based upon the degree of satisfaction of three performance criteria. Number of shares reflects next higher performance level, target or maximum, projected at fiscal year-end 2021.
6 Of the option awards and stock awards reflected in the table above, as a result of a 2020 divorce decree, Mr. Darden forfeited and transferred 2,690 unexercisable options granted on February 28, 2019 and will forfeit interests in 13.45% of the unvested performance shares granted on February 28, 2019 to his former spouse.

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OPTION EXERCISES AND STOCK VESTED
DURING FISCAL YEAR ENDED DECEMBER 31, 2021

	Option Awards		Stock Awards
Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting[2] ($)
Gary L. Coleman	175,000	8,737,792	49,912	3	4,907,348	9
Larry M. Hutchison	175,000	8,729,094	49,912	4	4,907,348
Frank M. Svoboda	90,000	4,474,839	17,113	5	1,682,550	10
J. Matthew Darden	0	0	7,471	6	734,549	11
Steven K. Greer	0	0	11,408	7	1,121,635	12
Michael C. Majors	42,000	846,767	7,131	8	701,120	13
1 “Value Realized on Exercise” represents the difference between the fair value per share less brokerage commissions in broker-assisted “cashless” or “modified cashless” option exercises and the exercise price per share, multiplied by the number of shares underlying each option exercised.
2 “Value Realized on Vesting” represents the value of restricted stock or performance shares calculated by multiplying the number of vested shares by the closing price of Company common stock on the NYSE on the vesting date or, if vesting occurred on a day upon which the NYSE was closed for trading, the preceding trading day.
3 Executive acquired shares on February 24, 2021 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2018 - 2020 performance period. Executive surrendered to the Company 19,636 of such vested performance shares in payment of withholding taxes due.
4 Executive acquired shares on February 24, 2021 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2018 - 2020 performance period.
5 Executive acquired shares on February 24, 2021 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2018 - 2020 performance period. Executive surrendered to the Company 6,734 of such vested performance shares in payment of withholding taxes due.
6 Executive acquired shares on February 24, 2021 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2018 - 2020 performance period. Executive surrendered to the Company 2,940 of such vested performance shares in payment of withholding taxes due. Executive acquired 10,695 performance shares in total upon vesting, 3,224 of which were forfeited to his former spouse pursuant to a 2020 divorce decree and accompanying qualified domestic relations order.
7 Executive acquired shares on February 24, 2021 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2018 - 2020 performance period. Executive surrendered to the Company 3,369 of such vested performance shares in payment of withholding taxes due.
8 Executive acquired shares on February 24, 2021 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2018 - 2020 performance period. Executive surrendered to the Company 1,737 of such vested performance shares in payment of withholding taxes due.
9 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $1,930,612.
10 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $662,087.
11 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $289,061.
12 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $331,240.
13 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $170,782.

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PENSION BENEFITS AT DECEMBER 31, 2021
The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO under the Globe Life Inc. Pension Plan (Pension Plan) and the Globe Life Inc. Supplemental Executive Retirement Plan (SERP), formerly the Torchmark Corporation Supplemental Executive Retirement Plan, (effective January 1, 2007) determined using interest rates and mortality rate assumptions consistent with those used in the Company’s financial statements. No benefits are payable under the SERP to persons retiring prior to age 55.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Gary L. Coleman	Pension Plan	40	2,737,805	0
	SERP	40	8,639,431	0
Larry M. Hutchison	Pension Plan	36	2,559,449	0
	SERP	36	7,915,043	0
Frank M. Svoboda	Pension Plan	18	1,664,932	0
	SERP	18	4,551,245	0
J. Matthew Darden	Pension Plan	7	492,232	0
	SERP	7	1,231,883	0
Steven K. Greer	Pension Plan	6	386,498	0
	SERP	6	677,309	0
Michael C. Majors	Pension Plan	27	1,898,991	0
	SERP	27	2,219,436	0
1 Present value of accumulated benefits is calculated using the December 31, 2021 ASC 715 disclosure assumptions as follows: (a) discount rate of 3.20% for the Pension Plan benefits; (b) discount rate of 3.07% for the SERP benefits; (c) separate annuitant and non-annuitant tables for males and females based upon the Pri-2012 Mortality Table projected generationally from 2012 with Scale MP-2020; (d) the calculated present value at age 65 is discounted with interest only to the current age; and (e) no pre-retirement mortality or termination assumed prior to age 65.
The Pension Plan is a non-contributory defined benefits pension plan which covers substantially all eligible employees at the Company and each of its subsidiaries except for American Income (which maintains a separate plan). Eligible employees must be 21 years of age or older and have one or more years of credited service. Benefits at age 65 under the Pension Plan will be determined based upon the calculation formulas applicable to employees of various participating employers prior to the January 1, 2004 merger of the pension plan of the Company and two pension plans of a subsidiary. The NEOs are subject to the Pension Plan formula, which determines benefits by multiplying the average of the participant’s earnings in the five consecutive years in which they were highest during the 10 years before the participant’s retirement by a percentage equal to 1% for each of the participant’s first 40 years of credited service plus 2% for each year of credited service after the participant’s 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the Pension Plan vest 100% at five years of credited service. Upon the participant’s retirement, Pension Plan benefits are payable as an annuity or certain portions thereof may be paid in a lump sum.
If the participant retires at or after age 55 but before age 65, the amount of the accrued Pension Plan benefits is reduced to a designated percentage based on the participant's age at retirement. Each of the named executive officers, other than Messrs. Darden and Greer, is eligible for early retirement benefits under the Pension Plan. It is not possible for a participant’s credited service under the Pension Plan to exceed his or her actual years of service with the Company and its subsidiaries.
Laws limit to a fixed amount per year the benefits that a qualified plan such as the Pension Plan can pay (in 2021, $230,000). Benefits that are actually paid under the Pension Plan are also based upon the covered compensation of the participant as defined by the Code (in 2021, $290,000), not on actual final average earnings of the participant.
After evaluation of the retirement benefits potentially payable to its executives relative to its peer companies, the Board of Directors, based upon a recommendation from the Compensation Committee, implemented a Supplemental Executive Retirement Plan, effective January 1, 2007. This non-qualified SERP is funded by a Rabbi trust and will pay a supplemental benefit to a participating executive upon retirement in the amount of that portion of the executive’s retirement benefit, calculated under the Pension Plan or a subsidiary’s pension plan using the formulas from Pension Plan, which cannot be paid from the Pension Plan or a subsidiary’s pension plan because of the IRS limits requiring the pension calculation to be based on a much lower covered compensation figure and the
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fixed amount annual limit on qualified pension plan benefits. Generally, no benefits will be paid out under the SERP unless the participant is 55 years old and has at least ten years of service with the Company and/or its subsidiaries. Participants meeting these requirements will receive benefits which range from 15% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 55 to 98% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 64. However, for each employee who becomes a participant on or after November 1, 2020, the Compensation Committee may on a case-by-case basis, in its discretion and upon the written request of the Co-CEOs, establish the early retirement reduction factors, the minimum age for benefit eligibility, the number of full or partial years for Vesting Service (as defined in the Pension Plan), and the attained age necessary to be eligible for a pre-retirement death benefit. Benefits will be paid in the form of an annuity selected by the participant. The Compensation Committee designated 24 executives of the Company and its subsidiaries, including each of the NEOs, to participate in the SERP on February 23, 2021.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The Company and its subsidiaries do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the NEOs. Potential payments and benefits not generally available to all salaried employees may be made to the NEOs:

•	upon termination of their employment, in connection with stock options issued under the Company’s various incentive plans;
•	upon termination of employment, in connection with performance shares awarded under the 2018 Plan;
•	at age 65, in the form of an insurance policy under a Retirement Life Insurance Benefit Agreement; and
•	upon termination of their employment in the executive’s chosen form of annuitized payment under the SERP.
Additionally, in the case of a change in control of the Company, stock options and performance shares held by the NEOs would be subject to vesting and those executive officers would have potential payments as a result. For purposes of the following disclosures, the assumptions used in making the calculations are:

•	the triggering event (termination of employment, retirement, or change-in-control) occurred on December 31, 2021;
•	the per share price of Company stock is $93.72, which was the closing price of the stock on December 31, 2021;
•	the ages of the NEOs as of December 31, 2021 were Gary L. Coleman (age 68), Larry M. Hutchison (age 67), Frank M. Svoboda (age 60), J. Matthew Darden (age 50); Steven K. Greer (age 49); and Michael C. Majors (age 59); and
•	the NEOs’ salaries and non-equity incentive plan compensation are what is reflected for them in the Summary Compensation Table.

Stock Options and Termination of Employment

The Company's currently outstanding stock options provide that the options may be exercised for a period of time after termination of employment, that varies with the circumstances of the termination, or upon disability or death:

Voluntary Termination[1]	Involuntary Termination without Cause[1]	Termination for Cause[2]	Early Retirement at or after age 55 but before age 60	Retirement at or after age 60 but before age 65	Normal Retirement at or after age 65	Disability	Death
one month after termination of employment or expiration of stated option term, whichever is shorter	three months after termination of employment or expiration of stated option term, whichever is shorter	all outstanding options forfeited upon termination of employment	three years from retirement date or expiration of stated option term, whichever is shorter	five years from retirement date or expiration of stated option term, whichever is shorter	remaining balance of option term, and all options remaining unvested vest in full on retirement date	remaining balance of option term, and all options remaining unvested immediately vest in full	remaining balance of option term or one year from date of death, whichever is longer, and all options remaining unvested at date of death immediately vest in full
1Under Age 55
2“Cause” is defined by the 2011 Plan and the 2018 Plan to have the meaning assigned to such term in the employment, severance or similar agreement, if any, between the participant and the Company or a subsidiary. If there is no such agreement and if the grant agreement does not define that term (as is the case in all awards currently outstanding under such Plans), “cause” means any of the following acts by the plan participant, as determined by the Compensation Committee or the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity in conflict with, or adverse to, the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.
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Stock options awarded beginning in 2015 to executives age 55 and above (54 and above beginning in 2018) on the grant date generally contain provisions requiring the executive to have held the option for one year following the grant date to be able to exercise after termination of employment, except in the case of disability or death.
Performance Shares and Termination of Employment
The Company’s currently outstanding performance share awards provide that if the executive’s employment terminates during the three-year performance measurement period because of death or disability, the executive is deemed to have earned the target award without the application of any performance multiplier. Performance share awards provide for the payment of a prorated target level award upon confirmation of attainment of the performance objectives in the case of the executive’s early retirement based upon age at early retirement (Age 60 - 10% of target award, Age 61 - 20% of target award, Age 62 - 40% of target award, Age 63 - 60% of target award, and Age 64 - 80% of target award). Currently, performance share awards contain non-competition, non-solicitation and confidentiality provisions applicable upon the award recipient's separation from employment for any reason for a two-year period from the date of separation, or in the event of termination due to early retirement or normal retirement, during the remaining vesting period prior to the vesting date, whichever is longer.
Termination of Employment—Stock Options and Performance Share Awards
The following table sets out values for outstanding “in the money” stock options and performance share awards that would have been realized by the NEOs as of December 31, 2021 in the termination of employment situations discussed above. Only those termination of employment situations applicable to each individual NEO based upon the foregoing assumptions are shown.

Name	Award Type	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Early Retirement ($)	Retirement at or after Age 60 ($)	Normal Retirement ($)	Disability/Death ($)
Gary L. Coleman	Stock Options					7,215,000	7,215,000
	Performance Shares					9,465,720	9,465,720
Larry M. Hutchison	Stock Options					7,215,000	7,215,000
	Performance Shares					9,465,720	9,465,720
Frank M. Svoboda	Stock Options				2,143,720		2,143,720
	Performance Shares				318,648		3,186,480
J. Matthew Darden[1]	Stock Options	652,250	875,449				875,449
	Performance Shares						2,296,140
Steven K. Greer	Stock Options	2,601,280	2,824,480				2,824,480
	Performance Shares						2,202,420
Michael C. Majors	Stock Options			500,760			500,760
	Performance Shares						1,968,120
[1] Includes values for stock options that would be realized in the event of Mr. Darden's involuntary termination ($30,020) or disability/death ($30,020) forfeited and transferred to his former spouse as a result of a 2020 divorce decree; and interests in 13.45% of the unvested performance shares granted in 2019, which will be similarly forfeited.

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Retirement Life Insurance Agreements

The Company will provide a life insurance benefit to certain of the NEOs during their respective lifetimes, effective in each instance upon the later of the executive's 65th birthday or his retirement date, with coverage equal to the designated percentage shown below of an amount equal to two times the executive’s salary and bonus earned in his final year of employment prior to retirement, less $5,000; provided, however, that the insurance benefit will in no case exceed $1,995,000.

Employee’s Age Nearest Birthday at Date of Retirement	Percentage of Benefit Amount
55	65%
56	70%
57	75%
58	80%
59	85%
60	90%
61	95%
62 or over	100%
Based upon a hypothetical retirement date of December 31, 2021, Messrs. Coleman and Hutchison would each have $1,995,000 in life insurance coverage under his Retirement Life Insurance Agreement and Mr. Majors would have $495,000 in life insurance coverage under his Retirement Life Insurance Agreement. Each such individual would be issued an insurance policy by a Company subsidiary with a face amount equal to his insurance coverage. Messrs. Svoboda, Darden and Greer are not covered by a Retirement Life Insurance Agreement.
Supplemental Executive Retirement Plan
The Globe Life Inc. Supplemental Executive Retirement Plan (SERP), formerly the Torchmark Corporation Supplemental Executive Retirement Plan, became effective January 1, 2007. Generally, no benefits will be paid under this plan upon retirement unless the participant is 55 years old and has at least ten years of service with the Company or its subsidiaries. However, for each employee who becomes a participant on or after November 1, 2020, the Compensation Committee may on a case-by-case basis, in its discretion and upon the written request of the Co-CEOs, establish the early retirement reduction factors, the minimum age for benefit eligibility, the number of full or partial years for Vesting Service (as defined in the Pension Plan), and the attained age necessary to be eligible for a pre-retirement death benefit. Assuming the NEOs (each of whom were participants in the plan prior to November 1, 2020) retired on December 31, 2021, since Messrs. Coleman, Hutchison, Svoboda and Majors were at least age 55 on that date, they would be entitled to receive benefits under the SERP. Messrs. Darden and Greer are not eligible to retire under the terms of the SERP. The annual benefits payable as of December 31, 2021 for the NEOs listed below are as follows:

Name	SERP Benefits as of December 31, 2021 ($)
Gary L. Coleman	672,273
Larry M. Hutchison	594,885
Frank M. Svoboda	339,505
Michael C. Majors	146,675
Change-in-Control—Stock Options and Performance Share Awards
The 2018 Plan (and the 2011 Plan, as applicable) provides that: (1) in case of a change-in-control where the new controlling person does not assume or equitably substitute stock options or performance shares, all outstanding options become fully exercisable and 100% of the target awards of performance shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the change in control, and (2) in the case of a change-in-control where the new controlling person assumes or equitably substitutes stock options or performance shares, if a participant’s employment is terminated without cause or the participant terminates for good reason within two years after the effective date of the change-in-control, all outstanding options are fully exercisable and 100% of the target awards of performance shares are deemed earned
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and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the date of termination.
For purposes of the 2018 Plan (and the 2011 Plan), a “change-in-control” generally consists of any one of the following events:

(i)An acquisition of 25% or more of the Company’s voting securities, but not including:
•an acquisition by a person who on the plan’s effective date (April 26, 2018 for the 2018 Plan, April 28, 2011 for the 2011 Plan) was the beneficial owner of 25% or more the Company’s voting securities;
•an acquisition of securities by or from the Company;
•an acquisition of securities by a Company employee benefit plan; or
•an acquisition of securities by a successor corporation pursuant to a transaction which complies with the exception to clause (iii) below.
(ii)Individuals serving on the Company’s Board on the effective dates of the 2018 Plan (or the 2011 Plan, as applicable) cease to constitute a majority of the Board (with an exception for individuals whose election or nomination was approved by a majority of the then incumbent board, outside the context of an election contest).
(iii)A reorganization, merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, unless, following any such transaction:
•all or substantially all of the Company’s shareholders prior to the transaction own more than 50% of the voting stock of the Company or its successor in substantially the same proportions as their ownership of the Company’s voting stock prior to the transaction;
•no person (excluding any successor corporation or any employee benefit plan of the Company or a successor corporation) acquires 25% or more of the voting securities of the Company or its successor as a result of the transaction, except to the extent that such ownership existed prior to the transaction; and
•a majority of the members of the Board of the Company or its successor following the transaction were members of the Company’s Board prior to the transaction.

(iv)The Company’s shareholders approve a complete liquidation or dissolution of the Company.
Assuming that the change-in-control occurred on December 31, 2021, the NEOs would have the following intrinsic option values and values for their unissued performance shares awarded under the 2018 Plan (or 2011 Plan, as applicable):

Name	Stock Options[1] ($)	Unissued Performance Shares[1] ($)
Gary L. Coleman	7,215,000	9,465,720
Larry M. Hutchison	7,215,000	9,465,720
Frank M. Svoboda	2,143,720	3,186,480
J. Matthew Darden[1]	875,449	2,296,140
Steven K. Greer	2,824,480	2,202,420
Michael C. Majors	500,760	1,968,120
[1] Includes intrinsic option values ($30,020) for stock options forfeited and transferred to Mr. Darden's former spouse as a result of a 2020 divorce decree; and values for interests in 13.45% of unvested performance shares granted in 2019, which will be similarly forfeited.

    57                 GL 2022 Proxy Statement

2021 DIRECTOR COMPENSATION
The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Option Awards[2,3] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles E. Adair	100,000	0	160,013	0	0	0	260,013
Linda L. Addison	20,000	260,014	0	0	0	0	280,014
Marilyn A. Alexander	115,000	160,037	0	0	0	0	275,037
Cheryl D. Alston	12,500	260,014	0	0	0	0	272,514
Mark A. Blinn	18,750	26,750	0	0	0	0	45,500
James P. Brannen	16,667	26,750	0	0	0	0	43,417
Jane Buchan	100,000	160,037	0	0	0	0	260,037
Robert W. Ingram	140,000	160,037	0	0	0	0	300,037
Steven P. Johnson	135,000	160,037	0	0	0	0	295,037
Darren M. Rebelez	100,000	160,037	0	0	0	0	260,037
Mary E. Thigpen	112,500	160,037	0	0	0	0	272,537
1 The amounts presented in this column are computed in accordance with ASC 718 and represent the grant date fair values for 2,814 shares of restricted stock awarded to Ms. Alston and 1,732 shares of restricted stock awarded to each of Mses. Alexander and Thigpen and Messrs. Ingram and Johnson; 2,814 restricted stock units (RSUs) awarded to Ms. Addison and 1,732 RSUs awarded to Ms. Buchan and Mr. Rebelez, all awarded on January 4, 2021; 289 shares of restricted stock awarded to Mr. Blinn and 289 RSUs awarded to Mr. Brannen, all awarded on November 4, 2021.
2 Aggregate outstanding option awards at fiscal year end 2021 are as follows: for Mr. Adair, 54,540 shares; for Ms. Alston, 30,708 shares; and for Ms. Buchan, 18,100 shares. For Mses. Addison and Alexander, Messrs. Blinn, Brannen, Ingram, Johnson, Rebelez and Ms. Thigpen, 0 shares.
3 The amount presented in this column is computed in accordance with ASC 718 and represents the grant date fair value of the 9,212 stock options with an exercise price of $92.40 per share awarded on January 4, 2021 to Mr. Adair.
DIRECTOR COMPENSATION PHILOSOPHY
The Company seeks to compensate its non-management directors by paying market-based compensation designed to attract the desired caliber of directors to the Board and to align those directors’ interests with shareholders' interests, focusing on results and the long-term by emphasizing equity compensation in the form of restricted stock, restricted stock units and stock options.
PAYMENTS TO DIRECTORS
In 2021, non-management directors of the Company were compensated on the basis of cash compensation and equity compensation:
Cash Compensation
•Directors are paid $100,000 of their annual retainer in cash in quarterly installments unless a timely election is made under the non-employee director sub-plan of the 2018 Plan to receive an equivalent amount of market value stock options, restricted stock or RSUs or to defer the cash to an interest-bearing account under the terms of that plan;
•The Lead Director receives an additional $40,000 ($45,000 as of January 1, 2022) annual retainer in cash, payable in quarterly installments;
•Annual Board committee Chair retainers, payable in quarterly installments in cash, are $35,000 for the Audit Committee Chair, $20,000 ($25,000 as of January 1, 2022) for the Chair of the Compensation Committee, and $15,000 ($20,000 as of January 1, 2022) for the Chair of the Governance and Nominating Committee; and
•All members of the Audit Committee (excluding the Audit Committee Chair) receive an additional annual Audit Committee member retainer of $12,500, payable in quarterly installments.
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Equity Compensation
•Directors are paid $160,000 ($170,000 as of January 1, 2022) of their annual retainer in equity, either in the form of market value stock options, restricted stock or RSUs, based on the director’s timely election, with the equity issued on the first NYSE trading day of January of each calendar year valued at the NYSE market closing price of Company common stock on that date; and
•If no timely election is made, the non-management director receives his or her annual equity compensation in the form of $160,000 ($170,000) of market value stock options awarded on the first NYSE trading day of each year.
Newly elected non-management directors receive cash compensation and equity compensation which has been prorated for the period of their service during the year.
Directors do not receive meeting fees or fees for the execution of written consents in lieu of Board meetings or in lieu of Board committee meetings. They receive reimbursement for their travel and lodging expenses. Directors who are employees of the Company or its subsidiaries receive no compensation for Board service.
Non-management directors receive very limited perquisites and other personal benefits, which may include holiday gifts and costs associated with spouses’ travel to Board meetings. In 2021, no non-management director received perquisites or any other personal benefits with an aggregate incremental cost to the Company in excess of $10,000.
Non-management directors may elect to defer all or a designated portion of their cash-based annual director compensation into an interest-bearing account pursuant to a timely election made under the non-employee director sub-plan of the 2018 Plan. These accounts bear interest at non-preferential rates set from time to time by the Compensation Committee. The amounts in such accounts are paid to the director in a lump sum or equal monthly installments for up to 120 months, as elected by the director, with payments commencing on the earliest of: (i) December 31 of the fifth year after the year for which the deferral was made; (ii) the first business day of the fourth month after the director’s death; or (iii) the director’s termination as a non-management director of the Company or any of its subsidiaries for a reason other than death. No non-management director chose to defer any compensation pursuant to these provisions in 2021.
RELATED PARTY TRANSACTION POLICY AND TRANSACTIONS
The Board has adopted a written policy statement with respect to related party transactions. This policy provides that a related party transaction may be consummated or may continue only if: (i) the disinterested members of the Board have approved or ratified the transaction in accordance with the guidelines in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (ii) the transaction involves compensation approved by the Compensation Committee of the Board. In situations where a significant opportunity is presented to management or a member of the Board which might result in the diversion of a corporate opportunity for their personal gain, that Related Party (other than an otherwise unaffiliated five percent shareholder) must obtain the consent of the Board.
At their February 24, 2021 meeting, the disinterested members of the Board determined that there were no related party transactions to be reviewed under the Related Party Transaction Policy for 2021.
You may find the Related Party Transaction Policy by going to the Company’s website at https://investors.globelifeinsurance.com. The Policy is located under the Corporate Governance heading. Printed copies of the Related Party Transaction Policy may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
DELINQUENT SECTION 16(a) REPORTS
Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than 10% of the Company’s common stock are required to report their initial ownership of the Company’s common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the NYSE and to submit copies of these reports to the Company. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2021, the Company believes that all required Section 16(a) filings applicable to its executive officers, directors, and greater than 10% beneficial owners were filed on a timely basis, except one late Form 3 filing was made by each of Jason A. Harvey and Robert E. Hensley; and one late Form 4 filing was made by each of J. Matthew Darden (discretionary transaction resulting in acquisition of stock indirectly held), Steven J. DiChiaro (sale of stock), and W. Michael Pressley (option exercise).
    59                 GL 2022 Proxy Statement

PRINCIPAL SHAREHOLDERS

The following table lists all persons known to be beneficial owners of more than five percent of the Company’s outstanding common stock as of December 31, 2021, as indicated from the most recent Schedule 13F and 13G filings with the Securities and Exchange Commission.

Name and Address	Number of Shares	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	10,757,918 [1]	10.80%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	6,462,907 [2]	6.49%
Berkshire Hathaway, Inc. Berkshire Hathaway Homestate Insurance Co. Berkshire Hathaway Life Insurance Co. of Nebraska National Indemnity Co. Columbia Insurance Co. National Fire & Marine Insurance Co. Warren E. Buffet c/o Berkshire Hathaway, Inc. 3555 Farnam Street Omaha, Nebraska 68131	6,353,727 [3]	6.38%
Wellington Management Group LLP Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	5,334,828 [4]	5.36%
[1] According to a Schedule 13G/A filed with the SEC on February 10, 2022, the Vanguard Group, Inc. reports sole voting power for 0 shares, shared voting power for 152,440 shares, sole dispositive power for 10,372,811 shares, and shared dispositive power for 385,107 shares.
[2] According to a Schedule 13G/A filed with the SEC on February 1, 2022, BlackRock, Inc. reports sole voting power for 5,601,246 shares, shared voting power for 0 shares, sole dispositive power for 6,462,907 shares, and shared dispositive power for 0 shares.
[3] According to a Schedule 13F filed with the SEC on February 14, 2022, Berkshire Hathaway reports the sole voting power for 6,353,727 shares, shared voting power for 0 shares, sole dispositive power for 0 shares, and shared dispositive power for 6,353,727 shares.
[4] According to a Schedule 13G filed with the SEC on February 4, 2022, Wellington Management Group LLP reports sole voting power for 0 shares, shared voting power for 4,431,641 shares, sole dispositive power for 0 shares, and shared dispositive power for 5,334,828 shares.

    60                 GL 2022 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is currently comprised of four directors, all of whom are presently independent as that term is defined in the rules of the New York Stock Exchange: Steven P. Johnson, who currently serves as Committee Chair, Cheryl D. Alston, Mark A. Blinn, and Mary E. Thigpen. All members of the Audit Committee, who served during 2021, are financially literate as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee has accounting or related financial management expertise. On February 23, 2022, after review and deliberation, the Board formally reaffirmed the status of Mr. Johnson (since February 2017) and Ms. Thigpen (since February 2020) as the designated audit committee financial experts serving on the Audit Committee and designated Mark A. Blinn as an additional audit committee financial expert, in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 407(d)(5).
The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally. The Audit Committee evaluates the Company’s independent auditor prior to determining the firm which it will appoint, subject to shareholder ratification, to perform the audit of the Company and its subsidiaries each year. Additionally, the Audit Committee and the Company's senior accounting and financial reporting personnel perform further annual evaluation of Deloitte & Touche LLP (Deloitte), utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations. On a 10-year cycle, the Audit Committee also engages in a comprehensive process in which it solicits information from multiple independent accounting firms, enabling the Audit Committee to evaluate whether a change in the Company’s independent registered public accounting firm may be appropriate. This evaluation process most recently occurred in 2017.
In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2021 with Company management and Deloitte, the independent registered public accounting firm of the Company. The Audit Committee received the written disclosures and the letter from Deloitte required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, discussed with Deloitte any relationships which might impair that firm’s independence from management and the Company, and satisfied itself as to the auditors’ independence. The Audit Committee discussed with Deloitte all matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission.
Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Steven P. Johnson, Chair
Cheryl D. Alston
Mark A. Blinn
Mary E. Thigpen

February 23, 2022

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.
    61                 GL 2022 Proxy Statement

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to the Company for the fiscal years ended December 31, 2021 and 2020 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2021 ($)	2020 ($)
Audit Fees[1]	4,506,908	4,648,251
Audit Related Fees[2]	354,200	60,000
Tax Fees[3]	0	0
All Other Fees[4]	25,000	24,852
Total Fees	4,886,108	4,733,103

[1] Fees for audit services billed in 2021 and 2020 consisted of:
    (i) Audit of Company’s annual financial statements and insurance subsidiaries’ statutory financial statements;
    (ii) Review of the Company’s quarterly financial statements; and
    (iii) Services related to Securities and Exchange Commission filings and regulatory matters.
[2] Fees for audit related fees consisted of:
    (i) Services related to statutory matters in 2020;
                (ii) Services related to the adoption and implementation of accounting standards.
[3] Fees for tax fees consisted of:
                (i) None.
[4] Fees for assistance with subsidiary fund review in 2021 and 2020.

PRE-APPROVAL POLICY FOR ACCOUNTING FEES
All audit and non-audit services performed by Deloitte in 2021 were pre-approved in accordance with the Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor adopted by the Audit Committee at its April 23, 2003 meeting, as amended at its October 13-14, 2003 and April 27, 2011 meetings. The Policy requires that all services provided by Deloitte, both audit and non-audit, must be pre-approved by the Audit Committee or a Designated Member thereof except for certain de minimus exceptions. After discussions with Deloitte and Company management, the Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Deloitte. The Policy describes the permitted audit, audit-related, tax and all other services (collectively, the "Disclosure Categories") that Deloitte may perform. Pre-approvals of audit and non-audit services may be given at any time up to a year before commencement of a specific service.
A description of the services expected to be provided by Deloitte in each of the Disclosure Categories (a Service List) is presented to the Audit Committee annually for approval. Upon receipt of approval of these services by the Audit Committee or a Designated Member, the services are provided by Deloitte for the duration of the pre-approved period. Any requests for audit, audit-related, tax and other services not on the pre-approved Service List must be separately pre-approved by the Audit Committee or the Designated Member and cannot be commenced until such pre-approval is obtained. If the Designated Member pre-approves permitted services, a report of this specific pre-approval must be made to the Audit Committee at its next regularly-scheduled meeting. The CFO or his designee may engage Deloitte to provide any permitted service if the expected fee does not exceed $50,000, after obtaining approval of the Chair of the Audit Committee as the Designated Member. In order to engage Deloitte to provide any permitted services where the expected fee exceeds $50,000, a written proposal must be submitted to the Audit Committee or its Designated Member for approval. The Audit Committee may also periodically establish fee thresholds for pre-approved services.
At each regularly-scheduled Audit Committee meeting, the Audit Committee reviews a summary of the services provided, including fees, a listing of new pre-approved services since the Audit Committee’s previous meeting, a list of any de minimus services approved by the CFO and the Audit Committee Chair and an updated projection for the current fiscal year of estimated annual fees to be paid to Deloitte.
    62                 GL 2022 Proxy Statement

PROCEDURAL MATTERS
Solicitation of Proxies
The Board of Globe Life Inc. solicits your proxy for use at the 2022 Annual Meeting of Shareholders and at any adjournment of the meeting. The Annual Meeting will be held at the Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m. Central Daylight Time on Thursday, April 28, 2022. Gary L. Coleman and Larry M. Hutchison are named as proxies on the proxy/direction card. They have been designated as directors’ proxies by the Board.
If the enclosed proxy/direction card is returned, properly executed, in time for the meeting, your shares will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/direction card. If proxies are executed and returned which do not specify a vote on the proposals considered, those proxies will be voted FOR Proposals 1, 2 and 3. You have the right to revoke your proxy by giving written notice of revocation addressed to the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 at any time before the proxy is voted at the meeting.
The proxy/direction card shall constitute voting instructions furnished to the trustees of the Globe Life Inc. Savings and Investment Plan, the American Income Life Insurance Company Agent Stock Purchase Plan and the Family Heritage Life Agent Incentive Plan with respect to shares allocated to individuals’ accounts under this plan. If the account information is the same, participants who are also shareholders of record will receive a single card representing all their shares. If a plan participant does not return a proxy/direction card to the Company, the trustee of the plan in which shares are allocated to the participant’s individual account will vote those shares in the same proportion as the total number of shares in the plan for which directions have been received.
Record Date, Voting Stock and Quorum
The record date fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the 2022 Annual Meeting is March 3, 2022 (the "Record Date"). At the close of business on the Record Date, there were 99,177,946 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting. At the Annual Meeting, shareholders will be entitled to one vote for each share of common stock owned at the close of business on the Record Date. There is no cumulative voting of the common stock. Pursuant to a policy adopted by the Board, voting is confidential, with exceptions made to allow the Company to contact shareholders so as to reach quorum for meetings, in the event of a contested election and in the event comments are included on a proxy/direction card.
The presence at the 2022 Annual Meeting, personally or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum for consideration of the matters expected to be voted on at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of the shares present at the meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not affect the outcome of any matter being voted on at the meeting.
    63                 GL 2022 Proxy Statement

Required Vote on Proposals

Proposal 1 – Election of Directors
Under the Company’s By-laws, a nominee will be elected to the Board of the Company at the 2022 Annual Meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to the election of directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.
An uncontested incumbent director is required to submit a contingent letter of resignation to the Board at the time of his/her nomination for consideration by the Governance and Nominating Committee of the Board. If such a director does not receive a majority of votes cast “for” his or her election, the Governance and Nominating Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the Governance and Nominating Committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to the tendered resignation.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm
Under the Company’s By-laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. Abstentions and broker non-votes are not counted as votes cast “for” or “against” and will not be taken into account in determining the outcome of this proposal.

Proposal 3 – Advisory Vote to Approve Executive Compensation
Our Board is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under the Company’s By-laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively at the meeting. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. The vote is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Following the Annual Meeting, we will file a Form 8-K with the Securities and Exchange Commission disclosing the results of voting on each proposal as required by applicable rules.
MISCELLANEOUS INFORMATION
Shareholder Proposals and Director Nominations for our 2023 Annual Meeting
In order for a proposal (including nominations of candidates for the Board of Directors) by a shareholder of the Company to be eligible to be included in the Proxy Statement and proxy form for the Annual Meeting of Shareholders in 2023 pursuant to the proposal process mandated by Securities and Exchange Commission Rule 14a-8, the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070, on or before November 17, 2022.
Our Board has adopted proxy access, which permits an eligible shareholder (or a group of no more than 20 shareholders) owning at least 3% of the outstanding shares of the Company's common stock continuously for at least three years prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Company, to submit director nominees constituting up to the greater of 20% of the Board or two directors, for inclusion in our proxy statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws. Notice of director nominations submitted under this proxy access By-law provision must be delivered to or mailed and received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070, not earlier than October 18, 2022, nor later than November 17, 2022.
If a shareholder proposal is submitted instead under the Company’s advance notice By-law provision (Article II, Section 10 of the By-laws) for presentation directly at an Annual Meeting rather than for inclusion in our proxy
    64                 GL 2022 Proxy Statement

statement, the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 not earlier than December 29, 2022 nor later than February 12, 2023, together with the necessary supporting documentation required under that By-law provision.
General
The cost of this solicitation of proxies will be paid by the Company. The Company is requesting that certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries forward solicitation material to the underlying beneficial owners of the shares of the Company they hold of record. The Company will reimburse all reasonable forwarding expenses. The Company has retained Okapi Partners LLC to assist with the solicitation of proxies for a fee not to exceed $9,000 plus reimbursement for out-of-pocket expenses.
The Annual Report of the Company for 2021, which accompanies this Proxy Statement, includes a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2021 and the financial statements and schedules thereto. Upon written request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These requests should be directed to the Investor Relations Department of Globe Life Inc. at 3700 South Stonebridge Drive, McKinney, Texas 75070.

By Order of the Board of Directors

Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary
March 17, 2022
    65                 GL 2022 Proxy Statement

APPENDIX A
Non-GAAP Reconciliation
The chart below reflects non-GAAP financial measures utilized by Management which are included in the Proxy Statement. Globe Life Inc. includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life Inc.'s definitions of non-GAAP measures may differ from other companies' definitions.

Non-GAAP financial measure as referenced within Proxy Statement	Full Non-GAAP reference	Comparable GAAP financial measure
Net operating income earnings per diluted common share (EPS)	Net operating income from continuing operations per diluted common share	Net income per diluted common share (EPS)
Operating income[1]	Net operating income from continuing operations	Net income
Underwriting income or margin[1]	Insurance underwriting income or margin	Income before income taxes
NOI ROE[2]	Net operating income as a return on equity, excluding net unrealized gains or losses on fixed maturities	Net income as a return on equity (ROE)
Book value per share, excluding net unrealized gains[2]	Book value per share, excluding net unrealized gains on fixed maturities	Book value per share
Adjusted EPS Growth (excluding COVID-19)[3]	Net operating income from continuing operations, excluding COVID-19 per diluted common share	Net income per diluted common share (EPS)
Adjusted underwriting income (excluding COVID-19)[3]	Insurance underwriting income or margin, excluding COVID-19	Income before income taxes
Adjusted NOI ROE (excluding COVID-19)[3]	Net operating income as a return on equity, excluding net unrealized gains or losses on fixed maturities and COVID-19	Net income as a return on equity (ROE)
1 Net operating income from continuing operations is the consolidated total of segment profits after tax and as such is considered a non-GAAP measure. Underwriting income is a component of net operating income. See 10-K Results of Operations for reconciliation to the most directly comparable GAAP measure and for discussion of the usefulness and purpose of this measure.
2 Shareholders' equity, excluding net unrealized gains or losses on fixed maturities, and book value per share, excluding net unrealized gains on fixed maturities, are non-GAAP measures that are utilized by management to view the business without the effect of unrealized gains or losses which are primarily attributable to fluctuation in interest rates on the fixed maturity available for sale portfolio. Net unrealized gains on fixed maturities referred to above are net of tax. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can more easily be identified without the fluctuations. Shareholders' equity and book value per share are the most directly comparable GAAP measures.
3Adjusted EPS Growth (excluding COVID-19), Adjusted underwriting income (excluding COVID-19), and Adjusted NOI ROE (excluding COVID-19) are considered non-GAAP measures and viewed by management as key indicators of business performance during the COVID-19 pandemic. For purposes of determining management compensation and providing meaningful trends during the pandemic, these non-GAAP measures were created in order to exclude the impact of highly volatile and unpredictable COVID-19 life claims from the Company’s historic non-GAAP financials measures of underwriting income, net operating income and NOI ROE. The impact of COVID-19 life claims is monitored and estimated by management on a quarterly and annual basis. See reconciliation to GAAP.

	2021			2020
	GAAP	Non-GAAP	Non-GAAP, COVID-19 adjusted*	GAAP	Non-GAAP	Non-GAAP, COVID-19 adjusted*
EPS Growth	5.9%	(0.3)%	8.3%	(0.1)%	1.9%	8.4%
Underwriting Income Growth	N/A	(5.7)%	5.3%	N/A	(1.5)%	6.8%
NOI ROE	8.8%	12.3%	14.0%	9.5%	13.5%	14.3%

*Excludes impact of COVID-19 life incurred losses of $140 million in 2021 and $67 million COVID-19 life incurred losses, offset by $7.3 million favorable incurred health claims (net impact of $60 million) in 2020.

A-1

	2021	2020	2019
Underwriting income	$666,266	$706,722	$717,557
COVID-19 losses	140,399	59,680	—
Adjusted underwriting income (excluding COVID-19)	806,665	766,402	717,557
Excess investment income, corporate and other	198,703	198,641	202,502
Reconciling items, before income taxes[1]	(92,978)	(68,359)	11,220
Income before income taxes (GAAP)	$912,390	$896,684	$931,279
1Includes reconciling items offset by COVID-19 losses. Refer to the 2021 10-K for further detail.

	2021	2020	2019
Net operating income	$707,497	$737,592	$752,102
COVID-19 losses, net of tax	110,915	47,147	—
Adjusted net operating income (excluding COVID-19)	818,412	784,739	752,102
Reconciling items, net of tax[1]	(73,453)	(52,966)	8,688
Net income (GAAP)	$744,959	$731,773	$760,790
1Include reconciling items offset by COVID-19 losses, net of tax. Refer to the 2021 10-K for further detail.

	2021	2020
Shareholders' equity (GAAP)	$8,642,806	$8,771,092
Impact of adjustment to exclude net unrealized gains on fixed maturities and COVID-19 losses	(2,603,808)	(3,123,719)
Shareholders' equity, excluding net unrealized gains on fixed maturities and COVID-19 losses	$6,038,998	$5,647,373

A-2

Globe Life
Globe Life Inc.
Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET/MOBILE OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

FPO

The Board of Directors Recommends a Vote FOR the Election of Directors, Items 2 and 3.

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Linda L. Addison	☐	☐	☐	1.7 Gary L. Coleman	☐	☐	☐
1.2 Marilyn A. Alexander	☐	☐	☐	1.8 Larry M. Hutchison	☐	☐	☐

Please fold here – Do not separate

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.3 Cheryl D. Alston	☐	☐	☐	1.9 Robert W. Ingram	☐	☐	☐
1.4 Mark A. Blinn	☐	☐	☐	1.10 Steven P. Johnson	☐	☐	☐
1.5 James P. Brannen	☐	☐	☐	1.11 Darren M. Rebelez	☐	☐	☐
1.6 Jane Buchan	☐	☐	☐	1.12 Mary E. Thigpen	☐	☐	☐

2. Ratification of Auditors: ☐ For ☐ Against ☐ Abstain

3. Approval of 2021 Executive Compensation: ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ______________________________

Signature(s) in box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

GLOBE LIFE INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 28, 2022
10:00 a.m. (CDT)

3700 South Stonebridge Drive
McKinney, Texas 75070

Globe Life
Globe Life Inc.

proxy

The undersigned hereby appoints Gary L. Coleman and Larry M. Hutchison, jointly and severally with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on the 28th day of April, 2022 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as a participant in the Dividend Reinvestment Plan (DRP), the Globe Life Inc. Savings and Investment Plan (GLTP), the American Income Life Insurance Company Agent Stock Purchase Plan (AIL ASPP) and the Family Heritage Life Agent Incentive Plan (FHL AIP), will be voted in the manner specified and, in the discretion of the persons named above or such agents or trustees, on such other matters as may properly come before the meeting.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your Internet or Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE
www.proxypush.com/GL
Use the Internet to vote your Proxy until 11:59 p.m. (CDT) on April 27, 2022.

TELEPHONE
1-866-883-3382
Use a touch-tone telephone to vote your Proxy until 11:59 p.m. (CDT) on April 27, 2022.

MAIL
Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided in time to be received by April 27, 2022.

Voting cutoff for Internet/Mobile, Telephone and Mail is 11:59 p.m. (CDT) on April 25, 2022 for the GLTP, AIL ASPP and the FHL AIP.

If you vote your Proxy by Internet/Mobile or by Telephone, you do NOT need to mail back your Proxy Card.